UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
___________________________________
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
  ___________________________________
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Cyxtera Technologies, Inc.
_______________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cyxtera Technologies, Inc.

NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders

Wednesday, June 8, 2022
9:00 a.m., Eastern Time

2333 Ponce De Leon Blvd., Suite 900
Coral Gables, FL 33134
Telephone: 305-537-9500

April 26, 2022
Dear Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Cyxtera Technologies, Inc. The Annual Meeting will be held virtually on Wednesday, June 8, 2022, at 9:00 a.m., Eastern Time. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CYXT2022. Please see the section entitled "Can I attend the Annual Meeting?" on page 3 of the Proxy Statement for more information about how to attend the meeting online.
The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting.
It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by mail. If you do attend the Annual Meeting, you will be able to revoke your proxy and vote online at the meeting.
On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued support of the business of Cyxtera Technologies, Inc. I look forward to engaging with you at the Annual Meeting.

Sincerely,

Nelson Fonseca President and Chief Executive Officer

Cyxtera Technologies, Inc.
Proxy Statement Table of Contents

Cyxtera Technologies, Inc.
2333 Ponce De Leon Blvd., Suite 900
Coral Gables, FL 33134
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Wednesday, June 8, 2022
9:00 a.m., Eastern Time
Virtual Meeting
To the Stockholders of Cyxtera Technologies, Inc.:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyxtera Technologies, Inc., a Delaware corporation, will be held virtually at 9:00 a.m., Eastern Time, on Wednesday, June 8, 2022. We believe that hosting a virtual meeting will enable a safe, consistent and convenient experience for all stockholders, regardless of their geographic location. There is therefore no physical location for the meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CYXT2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instruction form that accompanied your proxy materials.
The principal business of the Annual Meeting will be to:
1.consider and vote upon a proposal to elect the nine director nominees named in the accompanying proxy statement (the "Proxy Statement"), each to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal;
2.consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.consider and vote upon a proposal to approve the Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan; and
4.transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only holders of record of our Class A common stock as of the close of business on April 11, 2022 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
A complete list of our stockholders of record will be open to the examination of any stockholder at our principal executive offices at 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, FL 33134 for a period of ten days prior to the Annual Meeting. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instruction form that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
In seeking to reduce costs and our environmental impact, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials free of charge over the Internet. On or about April 26, 2022, we expect to mail the Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date.
i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 8, 2022:
The Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available free of charge at https://www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

By Order of the Board of Directors,

Victor Semah Chief Legal Officer
Coral Gables, Florida
April 26, 2022

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.

ii

NOTE REGARDING RECENTLY COMPLETED BUSINESS COMBINATION
In the accompanying Proxy Statement (the "Proxy Statement"), the words “Cyxtera”, “we”, “our”, “ours”, “us” and the “Company” refer to Cyxtera Technologies, Inc. (formerly known as Starboard Value Acquisition Corp.), a Delaware corporation, and its subsidiaries.
Cyxtera was incorporated in Delaware as Starboard Value Acquisition Corp. (“SVAC”) on November 14, 2019. On July 29, 2021 (the "Closing Date"), we consummated a merger pursuant to that certain Agreement and Plan of Merger, dated February 21, 2021 (the “Merger Agreement”), by and among SVAC, Cyxtera Technologies, Inc. (now known as Cyxtera Technologies, LLC, “Legacy Cyxtera”), Mundo Merger Sub 1, Inc. (a wholly owned subsidiary of SVAC, “Merger Sub 1”), Cyxtera Holdings, LLC (formerly known as Mundo Merger Sub 2, Inc. and wholly owned subsidiary of SVAC, “Merger Sub 2”), and Mundo Holdings, Inc. (“NewCo”), a wholly owned subsidiary of SIS Holdings LP ("SIS"), pursuant to which Legacy Cyxtera was contributed to NewCo and then converted into a limited liability company and, thereafter, Merger Sub 1 was merged with and into NewCo, with NewCo surviving such merger as a wholly owned subsidiary of SVAC and immediately following such merger and as part of the same overall transaction NewCo was merged with and into Merger Sub 2, with Merger Sub 2 surviving such merger as a wholly owned subsidiary of SVAC (the “Business Combination” and, collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions, we changed our name to Cyxtera Technologies, Inc.
iii

Cyxtera Technologies, Inc.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m., Eastern Time, on June 8, 2022
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors ("Board") for use at the 2022 annual meeting of stockholders (the “Annual Meeting”) of Cyxtera, and any continuations, postponements or adjournments thereof. The Annual Meeting will be held virtually via live webcast on Wednesday, June 8, 2022 at 9:00 a.m., Eastern Time. The Annual Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/CYXT2022 where you will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
Our Board has fixed the close of business on April 11, 2022 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the "Annual Report"), are first being mailed on or about April 26, 2022 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You are encouraged to read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why am I receiving these materials?
The Board is making these proxy materials (the "Proxy Materials") available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. If you have previously requested printed versions, we can stop sending future paper copies of these documents with your consent. To elect this convenience, stockholders may follow the instructions when voting online at www.proxyvote.com. The Annual Meeting will occur virtually on June 8, 2022, at 9:00 a.m., Eastern Time.
What is included in the Proxy Materials?
The Proxy Materials include the Notice of Annual Meeting of Stockholders (the "Notice"), the Proxy Statement and our Annual Report. We are first making these materials available to you on the Internet on or about April 26, 2022. Beginning on or about April 26, 2022, we anticipate mailing a Notice of Internet Availability of Proxy Materials to our stockholders, which will contain instructions on how to access and review Proxy Materials, including our Proxy Statement and our Annual Report, and how to submit proxies or voting instructions via the Internet. Soon thereafter, we also anticipate mailing a full set of Proxy Materials to certain stockholders, including those who previously requested a paper copy of the Proxy Materials.
What is the purpose of the Annual Meeting?
The purpose of the meeting is to:
1.consider and vote on a proposal to elect the nine director nominees named in this Proxy Statement, each to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal;
2.consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.consider and vote on a proposal to approve the Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan (the "ESPP"); and

PROXY STATEMENT	1

Questions and Answers
4.transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board recommend I vote on these proposals?
The Board recommends that you vote:
•"FOR" the election of the nine director nominees named in this Proxy Statement;
•"FOR" the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•"FOR" the approval of the ESPP.
If any other matters properly come before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Who is entitled to vote at the Annual Meeting?
Holders of our Class A common stock as of the close of business on April 11, 2022, the Record Date, may vote at the Annual Meeting. As of the Record Date, there were 178,566,352 shares of our Class A common stock outstanding. Each share of Class A common stock is entitled to one vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice of Internet Availability of Proxy Materials and, upon your request, the Proxy Materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•Electronically at the Meeting. If you attend the meeting online, you will be able to vote electronically at the meeting. You will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or on your proxy card to vote electronically during the meeting.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022.
If you are a beneficial owner of shares held in street name, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Class A common stock of Cyxtera in more than one account. You should vote via the Internet, by telephone, by mail or electronically at the meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to the proxies, Nelson Fonseca and Victor Semah, to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not

2	Cyxtera Technologies, Inc.

Questions and Answers
described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting electronically at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote electronically at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
Cyxtera has decided to hold the Annual Meeting entirely online, as we believe that a virtual meeting will enable a safe, consistent and convenient experience for all stockholders regardless of geographic location. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CYXT2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instruction form that accompanied your Proxy Materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
How can I get confirmation of voting?
From May 24, 2022 through August 9, 2022, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 16-digit number located on your located on your proxy card, Notice of Internet Availability of Proxy Materials, or voting instruction form. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.
What constitutes a quorum at the Annual Meeting?
The presence, virtually or by proxy, of the holders of a majority in voting power of the shares of our Class A common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting online. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

PROXY STATEMENT	3

Questions and Answers
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of directors	Majority of votes cast	No
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022	Majority of votes cast by stockholders present in person or represented by proxy and entitled to vote	Yes
Approval of the ESPP	Majority of votes cast by stockholders present in person or represented by proxy and entitled to vote	No
What is the impact of abstentions and broker non-votes?
The impact of abstentions and broker non-votes for each of the proposal is as follows:

Proposal	Effect of Abstentions and Broker Non-Votes
Election of directors	Abstentions and broker non-votes will have no effect.
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022	Abstentions will have no effect. Brokers may vote in their discretion on the proposal.
Approval of the ESPP	Abstentions and broker non-votes will have no effect.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of our Class A common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the "SEC"), within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?
In accordance with the SEC rules, we have elected to furnish our Proxy Materials, including this Proxy Statement and our Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our Proxy Materials on the Internet, how to vote and how to request printed copies of the Proxy Materials. Stockholders may request to receive future Proxy Materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the Proxy Materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/CYXT2022. Please be sure to check in beginning at 8:45 a.m., Eastern Time, on June 8, 2022, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

4	Cyxtera Technologies, Inc.

Questions and Answers
How can I obtain Cyxtera's Annual Report?
Stockholders can access our Annual Report on our website at ir.cyxtera.com. Alternatively, stockholders of record on April 11, 2022, can request a paper copy of the Annual Report, including financial statements and schedules but not including exhibits, without charge, by writing to: Cyxtera Technologies, Inc., 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, FL 33134, Attention: Investor Relations.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must submit the proposal to our Secretary at our principal executive offices at 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, FL 33134, in writing not later than December 27, 2022. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.
Stockholders intending to present a proposal at the 2023 annual meeting of stockholders, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Amended and Restated By Laws (“Bylaws”). Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, we must receive notice of such a proposal for the 2023 annual meeting of stockholders no earlier than the close of business on February 8, 2023, and no later than the close of business on March 10, 2023. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) your name and record address and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of Cyxtera's capital stock that are owned beneficially and of record by you and by the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all arrangements or understandings between you and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with your proposal of such business; (v) any material interest you and the beneficial owner, if any, on whose behalf the proposal is made in such business; and (vi) a representation that you (or your qualified representative) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Nomination of Director Candidates
If you wish to nominate a director for inclusion in Cyxtera’s proxy materials for the 2023 annual meeting of stockholders pursuant to Cyxtera's proxy access bylaw provision, we must receive your advance written notice no earlier than December 27, 2022, and no later than January 26, 2023. You should send your proposal in writing to: Cyxtera Technologies, Inc., 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, FL 33134, Attention: Secretary.
Pursuant to our Bylaws, the maximum number of stockholder director nominees that will be included in our proxy materials shall not exceed the greater of (i) two directors and (ii) 20% of the total number of directors in office; provided that the maximum amount of stockholder director nominees may be reduced (but not below one director) by (a) the number of individuals included in the proxy materials due to an agreement between us and a stockholder or group of stockholders or (b) the number of directors currently in office that were previously included in proxy materials due to such proxy access provisions (in both cases, the maximum amount of stockholder director nominees shall not be reduced for any directors that have served continuously for two annual terms).
Subject to certain limitations set forth in our Bylaws, stockholders eligible to submit proxy access materials must have owned for at least three years, continuously, 3% or more of the total voting power of our outstanding shares. This may be satisfied by aggregating the shares of one or more stockholders.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) as to each person whom you propose to nominate for election as director (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of the person; (c) the class or series and number of shares of Cyxtera's capital stock that are owned beneficially or of record by each such nominee; and (d) any other information relating to the person that would be required to be disclosed in a Proxy Statement or other filings

PROXY STATEMENT	5

Questions and Answers
required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and (ii) as to you as the stockholder giving the notice (a) your name and record address as they appear on Cyxtera's books and records and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (b) the class or series and number of shares of capital stock of Cyxtera that are owned beneficially and of record by you and the beneficial owner, if any, on whose behalf the nomination is made, (c) a description of all arrangements or understandings relating to the nomination to be made by you among you, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (d) a representation that you (or your qualified representative) intends to appear in person or by proxy at the meeting to nominate the person named in the notice and (e) any other information relating to you and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Cyxtera's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.
What is “householding”?
The SEC’s rules permit us to deliver a single set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Materials, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

6	Cyxtera Technologies, Inc.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, nine (9) directors are to be elected to hold office until the annual meeting of stockholders to be held in 2023 and until each such director’s successor is elected and qualified or until each such director’s earlier death, resignation or removal.
The proposal regarding the election of directors requires a majority of the votes cast at the annual meeting. This means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non‑votes will have no effect on the outcome of the vote on this proposal.
On March 24, 2022, based on the recommendation of the Nominating and Corporate Governance Committee and consistent with the requirements under the Stockholders Agreement, as described below under “Corporate Governance—Stockholders Agreement,” the Board nominated each of our existing nine directors for election to serve for a one-year term that will expire at the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier death, resignation or removal. Biographical information for each director and director nominee is contained in the following section.
In accordance with our Certificate of Incorporation and Bylaws, the Board will stand for election for one-year terms that expire at the following year’s annual meeting. Pursuant to our Certificate of Incorporation, the total number of directors constituting the Board shall be not less than seven (7) and not more than eleven (11), with the then-authorized number of directors being fixed by the Board from time-to-time, which number is currently nine (9) members. Subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under our Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining directors then in office. Subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, our directors may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of our outstanding Class A common stock entitled to vote in the election of directors.
Each nominee has agreed to be named in this Proxy Statement and serve if elected. The Board believes that all of the nominees for director will be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board. If the Board does not propose another director nominee prior to or at the Annual Meeting, the Board, by resolution, may reduce the number of directors to be elected at the Annual Meeting.
Director Biographies
The following is a brief biographical summary of the experience of our directors and director nominees.
Fahim Ahmed, age 43, has been a member of our Board since the consummation of the Business Combination. Mr. Ahmed currently serves as Partner, Chief Administrative Officer and a member of the Executive Committee of BC Partners LLP ("BC Partners"). BC Partners is a leading international investment firm that specializes in the investment of assets under management in private equity. Before joining BC Partners in 2006, from 2004 to 2006 and from 2000 to 2002, Mr. Ahmed served as a consultant of the Boston Consulting Group. Mr. Ahmed currently serves on the boards of Chewy Inc. (NYSE: CHWY), an online pet retailer company, Appgate, Inc. (OTCMKTS: APGT), a secure access solutions software company that was spun out of Legacy Cyxtera in December 2019, Presidio Inc., and PetSmart. Mr. Ahmed previously served as a director of Suddenlink Communications, and was involved in investments in Office Depot, Inc., Intelsat S.A., Dometic Corporation, and Foxtons. Mr. Ahmed holds a Master of Philosophy degree in economics from Oxford University, where he was a Rhodes Scholar, and a B.A. from Harvard University. Mr. Ahmed’s qualifications to serve on Cyxtera’s Board include his prior board experience, business experience and background in finance.
John W. Diercksen, age 72, has been a member of our Board since the consummation of the Business Combination. Mr. Diercksen serves as a Senior Advisor for Liontree Investment Advisors, a role he has held since April 2014. Mr. Diercksen is also Principal of Greycrest, LLC, a privately held financial and operational advisory services company, a role he has held since October 2013. Mr. Diercksen was Chief Executive Officer of Beachfront Wireless LLC, a privately held investment entity organized to participate in a Federal Communications Commission airwaves auction, from December 2015 to November 2016, when it was sold. Mr. Diercksen served as a director of Harman International Industries, Incorporated, an audio and infotainment equipment company, from June 2013 to June 2017, when it was sold; Intelsat, S.A. from September 2013 to February 2022; Banco Popular since 2013 and Accedian since December 2020. Mr. Diercksen has 37 years of experience in the communications industry. From 2003 to 2013, he was an Executive Vice President of Verizon Communications, Inc., a global leader in delivering consumer, enterprise wireless and wire line services, as well as other communication services. At Verizon, he was responsible for key strategic initiatives related to

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Proposal No. 1 - Election of Directors
the review and assessment of potential mergers, acquisitions and divestitures and was instrumental in forging Verizon’s strategy of technology investment and repositioning its assets. Mr. Diercksen holds an MBA from Pace University and a B.B.A. in finance from Iona College. Mr. Diercksen’s qualifications to serve on Cyxtera’s Board include his vast experience in matters related to corporate strategy, mergers, acquisitions and divestitures, business development, venture investments, strategic alliances, joint ventures and strategic planning.
Michelle Felman, age 59, has been a member of our Board since August 2020. Ms. Felman has been an adjunct professor at Columbia University since 2017. Ms. Felman founded JAM Holdings, an investment and advisory firm, in 2016. Prior to founding JAM Holdings, Ms. Felman served as an Executive Vice President—Co-Head of Acquisitions and Capital Markets at Vornado Realty Trust, a publicly traded REIT (“VNO”), from 1997 to 2010, and remained a consultant for VNO through December 2012. In addition, she served as a Managing Director of Business Development at GE Capital from 1991 to 1997. Ms. Felman began her career at Morgan Stanley in the Investment Banking Division in July 1988, where she worked until January 1991. Ms. Felman has also served on the board of Reonomy, a private real estate technology company, since 2018. Ms. Felman served as a board member of Partners Group Holdings AG, a registered, global private equity firm, from 2016 to May 2020, and served as the Chair of the Investment Oversight Committee and on the Compensation, Risk and Audit Committees. She served as a director of Forest City Realty Trust, Inc. from April 2018 to December 2018 and was a member of the Governance and Compensation Committees. She also served as a trustee of Choice Properties Real Estate Investment Trust, a publicly traded retail REIT in Canada, from 2013 to 2018, and was a member of the governance and compensation committees. Ms. Felman has served on the board of Cumming Corp., a global project management and cost consulting company since 2017, and has served on the advisory board at Turner Impact Capital, a social impact platform that focuses on healthcare, charter schools and workforce housing since 2016. Until 2017, Ms. Felman was a member of the Executive Committee of the Zell Lurie Center at Wharton Business School, where she also served as a visiting professor from 2011 to 2015. Ms. Felman has an MBA from Wharton Business School at the University of Pennsylvania and a B.A. in Economics from the University of California. Ms. Felman’s qualifications to serve on Cyxtera’s Board include her experience in real estate as well as her background in investment banking and as the Chair of the Investment Oversight Committee at a global private equity firm, providing tremendous experience with strategy and risk management, and a track record of creating value for stockholders.
Nelson Fonseca, age 48, serves as Cyxtera’s President and Chief Executive Officer, positions he has held since February 2018 and January 2020, respectively, and as a member of our Board since the closing of the Business Combination. Previously, he served as Cyxtera’s Chief Operating Officer from May 2017 to December 2019. Mr. Fonseca is also a Partner at Medina Capital Fund II - SIS Holdco, L.P. ("Medina Capital"), a private equity investment firm, where he has worked since December 2012. Mr. Fonseca served in positions of increasing seniority at Terremark Worldwide, Inc. (formerly Nasdaq: TRMK), an IT services company, from 2001 through 2012, including most recently as President of Verizon Terremark following the acquisition of Terremark by Verizon Communications, Inc. In that role he was responsible for managing Verizon Terremark’s cloud, internet data center and managed security business that included 3,500 employees, had over $1.5 billion in revenue and operations in 19 countries. Mr. Fonseca was a director of Gibraltar Bank & Trust, a federal savings bank, from December 2016 until its acquisition by IberiaBank Corp. in March 2018 and a director of eMerge Americas, the premier B2B technology event connecting the United States, Latin America and Europe, from 2014 through July 2021. Mr. Fonseca has also served on the board of directors of various private portfolio companies of Medina Capital. Mr. Fonseca holds an MBA from the University of Miami and a B.S. in Computer Science from Barry University.
Melissa Hathaway, age 53, has been a member of our Board since the consummation of the Business Combination. Ms. Hathaway brings more than 30 years of high-level public and private sector experience and is considered one of the leading experts on cyber security matters, having served in two Presidential administrations. Ms. Hathaway is President of Hathaway Global Strategies, LLC and a Senior Advisor at Harvard Kennedy School’s Belfer Center, roles she has held since October 2009. Ms. Hathaway has served as a director on the Centre for International Governance Innovation since March 2019. Ms. Hathaway has been a director of BT Federal, Inc. since January 2018 and was previously a director of CyrusOne, Inc. (NASD: CONE) from January 2013 to April 2015 and Terremark from January 2010 until April 2011, when Terremark was acquired by Verizon Communications Inc. (NYSE: VZ). Previously from February 2009 to August 2009, she led the development of the Cyberspace Policy Review in her role as the Acting Senior Director for Cyberspace in the National Security Council of President Barack Obama’s administration. Prior to that, from March 2007 to February 2009, Ms. Hathaway served as Cyber Coordination Executive and Director of the Joint Interagency Cyber Task Force in the Office of the Director of National Intelligence under President George W. Bush. Before working in the Obama and Bush administrations, from June 1993 to February 2007, Ms. Hathaway was a Principal with Booz Allen & Hamilton, Inc., where she led the information operations and long-range strategy and policy support business units. Her efforts at Booz Allen supported key offices within the Department of Defense and Intelligence Community, including the US Southern Command, the US Pacific Command, the Office of the Secretary of Defense for Net Assessment, the Central Intelligence Agency, the Defense Intelligence Agency and the Office of the Director of National Intelligence. Ms. Hathaway earned a B.A. from the American University in Washington DC and has completed graduate studies in international economics and technology transfer policy and is a graduate of the US Armed Forces Staff College with a special certificate in Information

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Operations. Ms. Hathaway’s qualifications to serve on Cyxtera’s Board include her background on cyber security matters and extensive public sector experience.
Manuel D. Medina, age 69, has been a member of our Board and our Chair since the consummation of the Business Combination. Previously, Mr. Medina was Executive Chairman of Cyxtera from January 2020 through the closing of the Business Combination, Chief Executive Officer of Cyxtera from May 2017 to December 2019 and President from May 2017 to February 2018. Mr. Medina is also the Founder and Managing Partner of Medina Capital, a private equity investment firm that he founded in 2012. Mr. Medina has more than 30 years of experience as a highly successful businessman and entrepreneur in the IT infrastructure and cybersecurity industries. Mr. Medina was the Founder, Chairman of the Board and CEO of Terremark until April of 2011, when Terremark was acquired by Verizon Communications Inc. (NYSE: VZ). Under his leadership, Terremark distinguished itself as a leading global provider of managed IT infrastructure services for Fortune 500 enterprises and federal government agencies. At Terremark, Mr. Medina brought his vision to deliver a comprehensive set of best-of-breed IT infrastructure services from purpose-built, carrier-neutral data center facilities to fruition. Mr. Medina is also the founder and Chairman of the Board of eMerge Americas, the premier B2B technology event connecting the US, Latin America, and Europe. Mr. Medina currently serves as Executive Chairman at Appgate, Inc. (OTCMKTS: APGT), a secure access solutions software company that was spun out of Legacy Cyxtera in December 2019. He received his B.S. in Accounting from Florida Atlantic University. Mr. Medina’s qualifications to serve on Cyxtera’s Board include his business and entrepreneurial experience, as well as his background in private equity.
Jeffrey C. Smith, age 49, has been a member of our Board since November 2019, and was Chair of the Board prior to the Business Combination. Mr. Smith is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, which he founded in 2011 with a spin-off of the existing Value and Opportunity Fund. From January 1998 to April 2011, Mr. Smith was at Ramius LLC ("Ramius"), a subsidiary of the Cowen Group, Inc., where he was a Partner Managing Director and the Chief Investment Officer for the funds that comprised the Value and Opportunity investment platform. Mr. Smith was also a member of Cowen’s Operating Committee and Cowen’s Investment Committee. Prior to joining Ramius in January 1998, he served as Vice President of Strategic Development and a member of the board of directors of The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale. Mr. Smith has served as the Chair of the Board of Papa John’s International, Inc. (Nasdaq: PZZA) since February 2019 and was formerly chair of the board of Advance Auto Parts, Inc. from May 2016 to May 2020. Additionally, Mr. Smith was formerly Chair of the Board of Darden Restaurants, Inc. from October 2014 to April 2016, and formerly on the boards of Perrigo Company plc, from February 2017 to August 2019, Yahoo! Inc., from April 2016 to June 2017, Quantum Corporation, from May 2013 to May 2015, Office Depot, Inc., from August 2013 to September 2014, Regis Corporation, from October 2011 to October 2013, and Surmodics, Inc., from January 2011 to August 2012. Mr. Smith also previously served as Chair of the Board of Directors of Phoenix Technologies Ltd and as a director of Zoran Corporation, Actel Corporation, Kensey Nash Corp. and S1 Corporation. Mr. Smith graduated from The Wharton School of Business at The University of Pennsylvania, where he received a B.S. in Economics. Mr. Smith’s qualifications to serve on Cyxtera’s Board include his broad experience investing in public companies to improve value and his ability to provide our Board with insights into governance, oversight, accountability, management discipline, capitalization strategies and capital market mechanics.
Raymond Svider, age 59, has been a member of our Board since the consummation of the Business Combination. Mr. Svider currently serves as Partner and Chairman of BC Partners and as Chairman of the Executive Committee of BC Partners. He joined BC Partners in 1992 and is currently based in New York. Since Mr. Svider joined BC Partners in 1992, he has led investments in a number of sectors including TMT, healthcare, industrials, business services, consumer and retail. He is currently Executive Chairman of PetSmart, Inc., a pet supply company, since March 2015, Chairman of the Board of Chewy, Inc. (NYSE: CHWY) since April 2019, Chairman of the Advisory Board of The Aenova Group, a pharmaceutical manufacturing company, since April 2019 and also serves on the boards of Altice USA (NYSE: ATUS), a cable television provider, since June 2017, Navex Global, a software company, since September 2018, GFL Environmental (NYSE: GFL), a waste management company, since May 2018, GardaWorld, a private security firm, since October 2019, Presidio, Inc., a technology services company, since December 2019, Appgate, Inc. (OTCMKTS: APGT), a secure access solutions software company that was spun out of Legacy Cyxtera in December 2019, since October 2021, Valtech, an information technology and services company, since October 2021, and EAB, a consulting firm specializing in education institutions, since August 2021. Mr. Svider previously served as a director of Intelsat, S.A. a communications satellite services provider, from June 2007 to February 14, 2022, Office Depot, an office supply company, from June 2009 to November 2013, as well on boards of various domestic and international private companies. He is also on the boards of the Mount Sinai Children’s Center Foundation in New York and the Polsky Center Private Equity Council at the University of Chicago. Mr. Svider received an MBA from the University of Chicago and an MS in Engineering from both Ecole Polytechnique and Ecole Nationale Superieure des Telecommunications in France. Mr. Svider’s qualifications to serve on Cyxtera’s Board include his extensive experience in investing and finance and his experience in our industry.
Gregory Waters, age 61, has been a member of our Board since the consummation of the Business Combination. Mr. Waters has served on the board of directors of Sierra Wireless, Inc. (NASD: SWIR) since March 2020, On Semiconductor

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Proposal No. 1 - Election of Directors
Corporation (NASD: ON) since December 2020 and Mythic, Inc. an AI inference processor company, since June 2020. Mr. Waters served as a director of Mellanox Technologies Ltd. (Nasdaq: MLNX) from June 2018 until 2020 when it was acquired by NVIDIA Corporation. He is also a founder of MatrixSpace, Inc., an early stage company specializing in AI enabled Software Defined Sensing and Autonomous Response systems. Mr. Waters served as the President and CEO and a member of the board of directors of Integrated Device Technology, Inc., a company that designs, manufactures, and markets low-power, high-performance analog mixed-signal semiconductor solutions for the advanced communications, computing, and consumer industries, from January 2014 until its sale to Renesas Electronics Corporation in March 2019. Prior to that, he served as Executive Vice President and General Manager of front-end solutions at Skyworks Solutions, Inc., a manufacturer of semiconductors for use in radio frequency and mobile communications systems (“Skyworks”), from 2003 to December 2012, where he led the company’s wireless businesses to a decisive industry leadership position. Before Skyworks, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems Inc., an integrated circuit components company (“Agere”), where his responsibilities included M&A and IP licensing and where he played a key role in the company’s initial public offering. Mr. Waters joined Agere in 1998, having served in various other capacities, including as Vice President of the wireless communications business and Vice President of the broadband communications business. Mr. Waters began his career at Texas Instruments Inc., a technology company that designs and manufactures semiconductors and various integrated circuits, and served in a variety of management positions in sales, customer design centers, and product line management. Mr. Waters has an M.S. in Computer Science from Northeastern University, with a specialization in Artificial Intelligence, and a B.S. in Engineering from the University of Vermont. Mr. Waters’ qualifications to serve on Cyxtera’s Board include his experience in the semiconductor industry as well as his extensive business experience.

The Board recommends a vote "FOR" the election of all of the director nominees named in this Proxy Statement.
Executive Officers
The following is a brief biographical summary of our executive officers other than Nelson Fonseca, our President and Chief Executive Officer. Biographical information for Mr. Fonseca is included above under "Director Biographies".
Randy Rowland, age 49, has served as Cyxtera’s Chief Operating Officer since January 2020. Mr. Rowland previously served as Cyxtera’s President & General Manager of Data Center Services from February 2018 to December 2019 and Chief Product Officer from May 2017 to February 2018. He is also a partner at Medina Capital, a private equity investment firm, where he has worked since February 2013. From December 2011 to February 2013, Mr. Rowland served as Senior Director of Cloud Platform Services at VMware, Inc. (NYSE:VMW), a software company, where he led key initiatives to evolve VMware’s “as a Service” strategy focused primarily on Cloudfoundry and vCloud Services. From 2007 through August 2011, Mr. Rowland was a Senior Vice President of Product Development of Terremark. Mr. Rowland guided Terremark into the emerging cloud computing industry by leading the development and launch of Terremark’s Enterprise Cloud service offering. He also provided overall direction and leadership of Terremark’s hosting and cloud services business unit and served as its General Manager for a period of time. Mr. Rowland has also served on the board of several private companies in the software and technology industries. He holds a B.S. in Industrial Distribution from Texas A&M University.
Carlos Sagasta, age 52, serves as Cyxtera’s Chief Financial Officer, a position he has held since February 2020. Prior to joining Cyxtera, Mr. Sagasta served as the Chief Financial Officer at Diversey Inc., a manufacturing company of industrial and institutional cleaning products, from June 2018 to July 2019. During his tenure at Diversey Inc., Mr. Sagasta completed the carve-out of the business from Sealed Air and transformed the finance department into a streamlined organization. Prior to this, Mr. Sagasta worked at CompuCom, a technology services provider, from April 2015 to June 2018, as part of the management team that turned around the performance of the business leading to a successful exit by Thomas H. Lee Partners. CompuCom was acquired by Office Depot in 2017 as part of its transition to a services-oriented business. Previously, Mr. Sagasta held multiple positions as CFO in private equity-backed businesses including the turnaround and listing of Grupo Corporativo ONO, a cable broadband service provider in Spain. Mr. Sagasta led key initiatives such as the digitalization and development of the online channel as well as the restructuring of its installation and metropolitan and long haul fiber network. ONO was ultimately sold to the Vodafone Group for $9 billion and the successful exit of investors Thomas H. Lee Partners, Providence Equity Partners and CCMP among others. Prior to ONO, Mr. Sagasta worked at Cellnex, a wireless telecommunications and broadcasting operator, where he was a key part of the team that turned around Retevision, Spain’s largest wireless infrastructure player, and led its M&A strategy leading to a significant improvement in profitability and business line diversification while doubling revenue during that period. Prior this position, Mr. Sagasta held several positions and roles within the Technology, Media and Telecom space at La-Caixa, Gramercy Communications Partners, Salomon Smith Barney and Accenture. Mr. Sagasta currently serves as a director of Brigade-M3 European Acquisition Corp., a publicly traded Cayman Islands exempted company structured as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with an operating company with significant operations in Europe. Mr. Sagasta was a

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Proposal No. 1 - Election of Directors
board member at Eutelsat, a leading satellite operator, from 2006 to 2010 where he also participated as a member of the audit committee leading the succession plan of chief executive officer Giuliano Berretta. Mr. Sagasta was also a board member at Hispasat until 2010. Mr. Sagasta has also served as a board member for startups in the North Carolina and Florida markets in the IT and Managed Services industry and is a senior advisor to institutional investors on strategic and financial matters for telecom and technology businesses. Mr. Sagasta holds an MBA in Finance and Strategy from the Anderson School of Management at UCLA and a B.S. in Finance from Saint Louis University.
Victor Semah, age 40, serves as Cyxtera’s Chief Legal Officer and Secretary, positions he has held since May 2017. He also serves as Cyxtera’s Chief Compliance Officer, a position he has held since August 2018. Mr. Semah is also a partner at Medina Capital, a private equity investment firm, where he has worked since May 2017. Previously, Mr. Semah was a corporate attorney in New York, NY and Miami, FL, including most recently as Shareholder in the corporate and securities group at Greenberg Traurig, LLP from January 2014 to May 2017. He holds a JD from Boston University School of Law and a B.A. in Political Science from Baruch College.

PROXY STATEMENT	11

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Corporate Governance Committee and our Board. The full text of our Corporate Governance Guidelines is available on our website at ir.cyxtera.com.
Code of Business Conduct and Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code is posted on our corporate website at ir.cyxtera.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code.
Board Composition
Our Board currently consists of nine members: Fahim Ahmed, John Diercksen, Michelle Felman, Nelson Fonseca, Melissa Hathaway, Manual D. Medina, Jeffrey C. Smith, Raymond Svider and Gregory Waters. Our Board currently serves one year terms. Subject to obtaining any required stockholder votes or consents under the Stockholders Agreement, our directors may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of our outstanding Class A common stock entitled to vote in the election of directors.
Stockholders Agreement
In connection with the Transactions, we entered into a Stockholders Agreement, dated July 29, 2021 (the “Stockholders Agreement"), with certain investor parties (the “Investor Parties”), which provides for certain governance and director nomination rights with respect to Cyxtera. Pursuant to the Stockholders Agreement, Cyxtera and the Investor Parties agreed to take all necessary action to cause Cyxtera’s Board to be comprised of nine directors, including: Cyxtera's Chief Executive Officer; three individuals designated by SIS; one independent director designated by SIS with the consent of the SVAC Sponsor LLC (the "Sponsor"); two individuals designated by the Sponsor; and two independent directors designated by mutual agreement between SIS and the Sponsor. Subject to certain ownership thresholds, the rights of the Investor Parties to designate directors will continue in respect of each annual meeting or special meeting of Cyxtera’s stockholders until immediately following the conclusion of Cyxtera’s annual meeting for the calendar year 2024.
As such, the director nominees named in this Proxy Statement were designated as follows pursuant to the Stockholders Agreement, (i) Nelson Fonseca is the CEO director nominee, (ii) Raymond Svider, Fahim Ahmed and Manuel D. Medina were designated by SIS, (iii) John W. Diercksen was designated by SIS as its independent designee, (iv) Jeffrey Smith and Gregory Waters were designated by the Sponsor and (v) Michelle Felman and Melissa Hathaway were designated by mutual agreement of SIS and the Sponsor.
Director Independence
Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In making independence determinations, the Board reviews all relevant business relationships any director or nominee for director may have with the Company. Our Board has determined that Fahim Ahmed, John W. Diercksen, Michelle Felman, Melissa Hathaway, Jeffrey C. Smith, Raymond Svider and Gregory Waters are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.
Controlled Company Exemption
SIS beneficially owns approximately 61.5% of Cyxtera's outstanding Class A common stock. As a result, we are a “controlled company” within the meaning of Nasdaq rules. However, although eligible to take advantage of certain exemptions from certain Nasdaq corporate governance standards, we do not intend to do so.

12	Cyxtera Technologies, Inc.

Corporate Governance
Risk Oversight
Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Cyxtera Technologies, Inc., 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, FL 33134, Attention: Board of Directors c/o Secretary. The Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Board Qualifications
Our Nominating and Corporate Governance Committee is charged with assuring that the proper skills and experience are represented on our Board. Although there are no specific, minimum qualifications for directors, our Corporate Governance Guidelines include a non-exclusive list of qualifications that should be considered in reviewing director candidates. The qualifications take into account each person’s educational and personal background, including diversity, integrity and professional reputation, professional experience and knowledge of our business and industry as reflected in the information discussed in each of the directors’ individual biographies set forth in this Proxy Statement. We believe we have a highly skilled and diverse Board.
Board Diversity
The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.

Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors: 9
	Female	Male	Non-binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	2	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0
Director Nominations
As discussed above, we are a "controlled company." As a result of the Stockholders Agreement and the aggregate voting power of SIS, we expect, subject to certain ownership thresholds, that each of SIS and the Sponsor will control the election of directors at Cyxtera until immediately following the conclusion of Cyxtera's annual meeting for the calendar year 2024.
The Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Stockholders Agreement, Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our

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Corporate Governance
Corporate Governance Guidelines and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the sections above entitled "Questions and Answers—How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?"
Related-Person Transaction Policy
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our accounting department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our accounting department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer will be required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.
Board Leadership Structure
Our Board is led by the Chair and the Lead Independent Director. Manuel D. Medina is our Chair and Gregory Waters is our Lead Independent Director. Nelson Fonseca, our President and Chief Executive Officer, also serves as a member of the Board. The Board believes this leadership structure is best for us and our stockholders. Having a separate Chair allows Mr. Fonseca to focus on running our business and setting our strategic direction. Having a Chair with a depth of experience in and knowledge of our Company and our industry provides our Board with strong leadership from an individual with deep insight and knowledge of the factors most important to the short and long-term health and performance of our business. Our Lead Independent Director serves as a bridge between our Chair, management and our independent directors ensuring a free and effective flow of communications. The responsibilities of the Lead Independent Director include: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the Independent Directors; advising and consulting with the Chair on Board meeting schedules, agenda items and materials; and serving as a liaison between the other independent directors and the Chair.
Board Meetings and Committees
Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Due to the timing of our Business Combination, our Board met three times during 2021. In addition, in 2021, each director attended at least 75% of the meetings of the Board and the committee on which he or she serves, with the exception that Mr. Svider did not attend one of the three Board meetings.
We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

14	Cyxtera Technologies, Inc.

Corporate Governance
Audit Committee
Our Audit Committee is responsible for, among other things:
• appointing, compensating, retaining, evaluating, terminating and overseeing Cyxtera’s independent registered public accounting firm;
• discussing with Cyxtera’s independent registered public accounting firm their independence from management;
• reviewing with Cyxtera’s independent registered public accounting firm the scope and results of their audit;
• pre-approving all audit and permissible non-audit services to be performed by Cyxtera’s independent registered public accounting firm;
• overseeing the financial reporting process and discussing with management and Cyxtera’s independent registered public accounting firm the interim and annual financial statements that Cyxtera files with the SEC;
• reviewing and monitoring Cyxtera’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
• establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Due to the timing of our Business Combination, our Audit Committee met two times during 2021. Our Audit Committee consists of John W. Diercksen, Michelle Felman and Melissa Hathaway, with Mr. Diercksen serving as Chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our Audit Committee must be composed entirely of independent members. Our Board has affirmatively determined that John W. Diercksen, Michelle Felman and Melissa Hathaway each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Mr. Diercksen qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website at ir.cyxtera.com.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
• establishing the compensation of senior management, including salaries, bonuses, termination arrangements and other executive officer benefits;
• establishing director compensation; and
• administering Cyxtera’s equity incentive plans.
Our Compensation Committee may form and delegate authority to subcommittees and, to the extent permitted by applicable law or by any applicable incentive compensation and equity-based plan or arrangement, delegate authority to one or more executive officers to review and approve awards made to non-executive employees and consultants under any applicable incentive compensation and equity-based plan or arrangement. Our Chief Executive Officer works closely with our Compensation Committee and recommends compensation amounts for executive officers and directors, except that our Chief Executive Officer does not participate in discussions regarding the approval of his own compensation. Our Chief Executive Officer also consults with the other executive officers about compensation amounts for executives and other employees who report to them.
Due to the timing of our Business Combination, our Compensation Committee met once during 2021. Our Compensation Committee consists of Gregory Waters, Fahim Ahmed and Melissa Hathaway, with Mr. Waters serving as Chair. Our Board has affirmatively determined that Gregory Waters, Fahim Ahmed and Melissa Hathaway each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board adopted a written charter for the Compensation Committee, which is available on our corporate website at ir.cyxtera.com.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2021, prior to completion of the Business Combination, Legacy Cyxtera's management engaged Compensation Strategies, Inc., a compensation consulting firm (“Compensation Strategies”), at the request of the members of the incoming Compensation Committee, to assist in making decisions regarding the amount and types of compensation to provide our non-employee directors. After the Business Combination, the Compensation Committee reviewed a compensation assessment provided by Compensation Strategies comparing our compensation to that of a group of peer companies within our industry and met with Compensation Strategies to discuss our executive and non-employee director

PROXY STATEMENT	15

Corporate Governance
compensation and to receive input and advice. In addition, after the Business Combination, the Compensation Committee directly engaged Compensation Strategies to report to it. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Compensation Strategies and has determined that Compensation Strategies qualifies as an independent compensation consultant. The work performed by Compensation Strategies did not raise any conflicts of interest.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
• overseeing the selection of persons to be nominated to serve on Cyxtera’s Board;
• developing a set of corporate governance policies and principles and recommending to Cyxtera’s Board any changes to such policies and principles; and
• overseeing and reviewing the Company's environmental, social and governance strategy, practices and policies.
Please see "—Board Qualifications" for information regarding a non-exclusive list of qualifications the Nominating and Corporate Governance Committee considers in reviewing director candidates and "—Director Nominations" for restrictions on the election of directors of Cyxtera pursuant to the Stockholders Agreement and information regarding how the Nominating and Corporate Governance Committee considers candidates for director recommended by stockholders. Due to the timing of our Business Combination, our Nominating and Corporate Governance Committee met one time during 2021. Our Nominating and Corporate Governance Committee consists of Jeffrey C. Smith, Fahim Ahmed and John W. Diercksen, with Mr. Smith serving as Chair. Our Board has affirmatively determined that Jeffrey C. Smith, Fahim Ahmed and John Diercksen each meet the definition of “independent director” under Nasdaq rules. Our Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at ir.cyxtera.com.

16	Cyxtera Technologies, Inc.

CORPORATE SOCIAL RESPONSIBILITY
We believe in harnessing our people, our products and our culture of innovation to leave the world just a little bit better than we found it. To achieve this, we rely on an integrative approach to Environmental, Social and Governance (“ESG”) matters that prioritizes the needs of each of our stakeholders, including our customers, stockholders, employees, partners, the environment and society as a whole.
The Nominating and Corporate Governance Committee provides oversight of our practices and reporting with respect to sustainability matters. In 2021, we established a governance framework to formally establish responsibilities for sustainability matters. Under this framework, an executive steering committee including our CEO, CFO and other key executives provides strategic direction for our sustainability efforts, and approves and oversees the selection and implementation of specific sustainability initiatives by subject matter experts across our company. Coming into 2022, Cyxtera focused not just on advancing its ESG efforts, but also on increasing transparency and communications concerning those efforts. To that end, we expect to publish our first Sustainability Accounting Standards Board (SASB) Fact Sheet, providing an overview of our ESG program and reporting on certain key ESG metrics under the SASB framework. The Fact Sheet will be published to ir.cyxtera.com/resources/esg/default.aspx in the first half of this year.
The three tenets of our ESG strategy are: (1) Environmental Responsibility, (2) Social Impact, and (3) Governance.

Environmental Sustainability

Reduce Resilience on Energy-Intensive Resources

Empower Our Customers and Partners to Build Sustainable Businesses

Design Data Centers with the Environment in Mind

Social Impact

Foster a culture of Diversity and Inclusion

Give Back to Our Community

Invest in our Employees

Corporate Governance

Partner with Independent Oversight to Lead the Organization

Integrate ESG Across Our Entire Corporate Strategy

Strengthen Governance with Board Diversity

Environmental Responsibility
We are committed to minimizing the environmental impact of our operations. As a company committed to 100% carbon neutrality, operating our global data center platform as efficiently as possible is a critical focus. We are committed to developing environmental programs that harmonize our business needs with our responsibility to be good stewards of our planet. Highlights of our environmental sustainability efforts and accomplishments include:
• Approximately 60% of Cyxtera’s data centers are designed to mitigate water consumption.
• Approximately 46% of Cyxtera’s current data center footprint is Energy Star certified.

PROXY STATEMENT	17

Corporate Social Responsibility
• We have incorporated the evaluation of clean and renewable energy infrastructure and equipment for our existing footprint as well as for our data center expansions.
• We have enabled rack level metering for nearly all our data center deployments so we can monitor and improve the power efficiency of our data centers.
• Qualified Cyxtera energy professionals conduct regular inspections of our energy consumption and make recommendations to improve the energy efficiency of our operations.
We are continuously exploring innovative ways to boost efficiency and minimize our environmental impact. In 2021, we announced a partnership with a leading renewable energy provider to advise, support, and accelerate our sustainability efforts, including through the installation of distributed generation systems at data centers across our existing footprint in North America and the development of next generation data centers that leverage the latest environmentally friendly technologies and renewable energy sources. We believe that our focus on sustainability will provide a strategic benefit for Cyxtera and will also benefit the customers we serve and the communities in which we operate.
Social Impact
At Cyxtera, we continually strive to use our knowledge, talents, and resources to improve the quality of life of our communities, customers, and workforce.
Diversity, Equity and Inclusion
We are committed to fostering and embracing diversity, equity and inclusion in the workplace, promoting a culture in which all employees have the opportunity to fully participate and are valued for their distinctive skills, experiences and perspectives. Cyxtera is committed to providing equal employment opportunities, and makes all recruiting, payment, performance and promotion decisions based on merit, without discrimination on the basis of gender, sexual orientation, age, family status, ethnic origin, nationality, disability or religious belief. We are proud to have a workforce that is diverse in background, knowledge, skill, and experience.
We encourage every one of our team members to form deeper relationships with those around them based on mutual respect, dignity, and understanding. In 2018, a group of employees formed Women of Cyxtera, with the intention to bring together a community of women in this historically male-dominated industry and provide an outlet for fellowship, mentoring, growth, and recognition.
As of December 31, 2021, women represented 23% of the company’s workforce, and self-identified racial and ethnic minorities represented 36%. Furthermore, women held 28% of the company’s managerial roles, and self-identified racial and ethnic minorities held 31%.
Professional Development Tools and Opportunities
We believe in investing in our team members, enabling them to develop their skills and advance their careers. Through Cyxtera University, our on-demand learning channel, our team members have access to homegrown and third-party learning tools and content. Through our Tuition Assistance Program, we reimburse eligible employees for tuition expenses incurred for classes and programs that maintain or improve the skills needed in their position. In early 2022, we launched the Cyxtera Leadership Development Program, a strategic initiative designed to identify and develop the next generation of our company leadership. Participants, who range from Vice Presidents to individual contributors, were selected based on their current outstanding performance, overall skill set and leadership potential. The goal of the program is to work with each selected employee to assess their current leadership skills and identify areas of focus and improvement to enable and empower their future career path.
Human Capital Management
We have begun to implement Human Capital Management (HCM) reporting and practices to enable our leaders to better hire talent and manage teams. These practices include standards for setting goals, performance evaluations, succession planning, and learning and development. We are committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices.
Health, Safety, and Wellness
We are dedicated to ensuring the health and safety of our team members, customers, partners and suppliers. Our dedicated global health and safety function ensures that employees are trained on best practices to create a safe and healthy workplace for all.

18	Cyxtera Technologies, Inc.

Corporate Social Responsibility
To ensure the health and wellbeing of our employees, we aim to provide a robust health and wellness package. We continually evolve our benefits plans to remain competitive and meet the needs of our workforce. Some of the various benefits we offer include:
•Competitive medical, dental and vision benefits.
•Flexible spending and health savings accounts for both healthcare and dependent care.
•Short- and long-term disability insurance.
•Paid maternity and parental leave.
•401(k) retirement savings program, including company matching contributions.
•Employee Assistance Program providing free counseling services.
•Wellness incentives, including reimbursement for fitness memberships.
Community Involvement
We believe in giving back to the communities in which we live and work. We support and empower our employees’ efforts in their communities by providing paid time off to volunteer with the organizations that are meaningful to them.
Governance
We believe that good corporate governance is vital to and supports the long-term success of Cyxtera. Our leadership devotes substantial attention to governance and sustainability matters and seeks to ensure accountability for meeting our standards.
Board Leadership
Our corporate governance efforts begin with our Board. We have an independent, experienced and diverse Board with expertise in a broad set of areas relevant to our business. 78% of our Board members are “independent” under applicable Nasdaq listing standards, 22% are female and 33% identify as members of historically underrepresented racial and ethnic minority groups. See “Corporate Governance” for additional information.
Ethics and Compliance
We are committed to conducting our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our stakeholders. Our Code of Business Conduct and Ethics requires all of our directors, officers, and employees to conduct business in an ethical manner and in compliance with all applicable laws, rules and regulations. We had a 100% completion rate for our Code of Business Conduct and Ethics training in 2021, and all employees who completed the training affirmatively accepted and agreed to comply with the requirements of the Code. Under the oversight of the Audit Committee, our compliance team oversees compliance with applicable laws and regulations and coordinates with subject matter experts throughout the business to identify, monitor, and mitigate compliance risks.
Information Security and Data Privacy
As a global leader in retail colocation, Cyxtera provides a trusted data center platform that meets the industry’s high bar for data resiliency and security. Our program reduces data center risk with comprehensive support for industry standards, including SOC 1, SOC 2, PCI-DSS, ISO 27001, ABS OSPAR, and NIST 800-53 PE High.

PROXY STATEMENT	19

DIRECTOR COMPENSATION
In connection with the Business Combination, we implemented a compensation program for our non-employee directors providing for each non-employee director to receive the amounts described below for serving on our Board and its Committees:
Annual Cash Compensation
Each non-employee director is entitled to receive the following annual cash compensation for their service on our Board and its Committees:
•an annual director fee of $60,000;
•if the director serves as lead independent director, an additional annual director fee of $25,000;
•if the director serves as non-executive chair, an additional annual director fee of $60,000; and
•if the director serves on a committee of our Board, an additional annual fee as follows:
•Chair of the Audit Committee—$25,000;
•Audit Committee member other than Chair—$12,500;
•Chair of the Compensation Committee—$20,000;
•Compensation Committee member other than the Chair—$10,000;
•Chair of the Nominating and Corporate Governance Committee—$15,000; and
•Nominating and Corporate Governance Committee member other than the Chair—$7,500.
Each non-employee director serving as a director as of the closing of the Business Combination received their cash compensation for 2021 in the form of stock-based awards. Therefore, for 2021, the compensation program provided for each non-employee director to receive an award (the "Initial Award") of RSUs in an amount equal to the annual retainer that the individual would have received for 2021 (pro-rated for the portion of the year occurring after the date of the Business Combination) divided by the fair market value of a share of Class A common stock on the date of the Business Combination.
Similarly, the Compensation Committee approved the issuance of stock-based awards to our non-employee directors in lieu of cash compensation for 2022. Therefore, for 2022, pursuant to the non-employee director compensation program, each non-employee director received an award of RSUs on March 23, 2022, in an amount equal to the annual retainer that the individual would have received for 2022 divided by the fair market value of a share of Class A common stock on the date prior to the grant date (the “2022 RSU Award”).
Annual Stock Compensation
Each non-employee director who continues to serve following each annual stockholder meeting will receive a number of RSUs equal to $200,000 divided by the fair market value of a share of Class A common stock on the date of the annual meeting (the "Subsequent Award").
The Initial Award, the 2022 RSU Award and Subsequent Award are each eligible to vest in a single installment on the first anniversary of the date of grant, with accelerated vesting on the occurrence of a change in control, subject to continued service through the vesting date.
The following table shows all compensation to our non-employee directors for the year ended December 31, 2021. As a director and executive officer, information regarding Nelson Fonseca's compensation as of December 31, 2021, is set forth in the section titled, "Executive Compensation—Summary Compensation Table."

20	Cyxtera Technologies, Inc.

Director Compensation
Director Compensation Table

Name	Stock Awards ($)(1)	Total ($)
Fahim Ahmed(2)	31,343	31,343
Jeffrey C. Smith	30,439	30,439
John W. Diercksen	37,535	37,535
Michelle Felman	29,425	29,425
Melissa Hathaway	33,480	33,480
Manuel D. Medina(3)	48,695	48,695
Raymond Svider(2)	24,347	24,347
Gregory Waters	42,613	42,613
(1)Represents the aggregate grant date fair value of RSUs granted to each non-employee director on October 1, 2021, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 25, 2022.
(2)In 2022, Fahim Ahmed and Raymond Svider assigned their Board compensation for 2021, for no consideration, to BCEC-SIS Holdings L.P.
(3)Mr. Medina was an employee of Legacy Cyxtera until the closing of the Business Combination. The table does not include compensation paid to him in connection with his service as an employee of Legacy Cyxtera.
No options were granted to non-employee directors in 2021, and there were no outstanding options, whether or not vested, held by our non-employee directors as of December 31, 2021. The following table sets forth the aggregate number of outstanding stock awards held by our non-employee directors as of December 31, 2021.

Name	Number of RSUs
Fahim Ahmed(1)	3,382
Jeffrey C. Smith	3,273
John W. Diercksen	4,036
Michelle Felman	3,164
Melissa Hathaway	3,600
Manuel D. Medina	5,236
Raymond Svider(1)	2,618
Gregory Waters	4,582
(1)In 2022, Fahim Ahmed and Raymond Svider assigned their RSUs, for no consideration, to BCEC-SIS Holdings L.P.

PROXY STATEMENT	21

OWNERSHIP OF COMMON STOCK
Directors and Officers
The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock as of April 11, 2022, referred to as the "Beneficial Ownership Date," by:
•each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock;
•each of our directors;
•each of our NEOs; and
•all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock subject to options or warrants issuable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 178,566,352 shares of Class A common stock outstanding as of the Beneficial Ownership Date.
Unless otherwise indicated, we believe that each person listed in the table below has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Cyxtera Technologies, Inc., 2333 Ponce de Leon Boulevard, Suite 900, Coral Gables, Florida 33134.

Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
5% Stockholders
SIS Holdings LP(1)(5)(6)	109,850,000	61.5%
FMR LLC(2)	22,767,069	12.7%
Starboard Value LP(3)(7)	20,767,571	11.6%
SVAC Sponsor LLC(4)(5)	11,262,341	6.3%
Directors and NEOs
Manual D. Medina(6)	109,850,000	61.5%
Fahim Ahmed	–	–
John W. Diercksen	–	–
Michelle Felman	–	–
Melissa Hathaway	–	–
Jeffrey C. Smith(7)	20,767,571	11.6%
Raymond Svider	–	–
Gregory Waters(8)	93,570	*
Nelson Fonseca	–	–
Randy Rowland	–	–
Carlos Sagasta	–	–
Directors and executive officers as a group (12 individuals)	130,711,141	73.2%
*    Less than one percent.

22	Cyxtera Technologies, Inc.

Ownership of Common Stock
(1)SIS Holdings LP is the record holder of 109,850,000 shares of Class A common stock. The general partner of SIS Holdings LP is SIS Holdings GP LLC, which is managed by a board of directors, a majority of which is appointed by BCEC-SIS Holdings L.P. The general partners of BCEC-SIS Holdings L.P. are CIE Management IX Limited and BCEC Management X Limited, which are controlled by the board of directors, which are appointed by BC Partners Group Holdings Limited, which is a majority-owned subsidiary of BC Partners Holdings Limited, which is controlled by Lee Clark, Karen Jamieson and Mark Rodliffe. As a result, each of the foregoing entities may be deemed to share voting and investment power over the shares of Class A common stock held by SIS Holdings LP. The business address of SIS Holdings LP and SIS Holdings GP LLC is 2333 Ponce De Leon Boulevard, Suite 900, Coral Gables, Florida 33134. The business address of BC Partners Holdings Ltd. and BC Partners Group Holdings Ltd. is West Wing, Floor 2, Trafalgar Court, Les Banques, St. Peter, Port Guernsey. The business address of BCEC-SIS Holdings L.P., BCEC Management X Ltd. and CIE Management IX Ltd. is Arnold House P.O. Box 273, St. Julian’s Avenue, St. Peter, Port Guernsey.
(2)Based solely upon information contained in the most recently filed Schedule 13G/A of FMR LLC, filed with the SEC on February 9, 2022, reflecting beneficial ownership as of December 31, 2021. According to this Schedule 13G/A, FMR LLC and its Chairman, Abigail P. Johnson, reported the beneficial ownership of 22,767,069 shares on behalf of Fidelity Management and Research Company LLC, a wholly owned subsidiary of FMR LLC and a registered investment adviser, and had sole voting power for 3,250,507 of these shares, no shared voting power, sole dispositive power for 22,767,069 of these shares and no shared dispositive power. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(3)Based solely upon information contained in the Schedule 13D/A of Starboard Value LP, filed with the SEC on January 25, 2022. According to this Schedule 13D/A, Starboard Value LP, as the investment manager of Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard X Master Fund Ltd (“Starboard X Master”) and a certain managed account (“Starboard Value LP Account”) and the manager of Starboard Value and Opportunity S LLC (“Starboard S LLC”), may be deemed the beneficial owner of the (i) 11,602,587 shares of Class A common stock beneficially owned by Starboard V&O Fund, (ii) 2,054,489 shares of Class A common stock beneficially owned by Starboard S LLC, (iii) 1,221,537 shares of Class A common stock beneficially owned by Starboard C LP, (iv) 938,808 shares of Class A common stock owned by Starboard L Master, (v) 1,650,431 shares of Class A common stock owned by Starboard X Master and (vi) 3,299,719 shares of Class A common stock through the Starboard Value LP Account. Starboard Value LP disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The business address of Starboard Value LP is 777 Third Avenue, 18th Floor, New York, New York 10017.
(4)SVAC Manager LLC, a Delaware limited liability company, is the manager of SVAC Sponsor LLC. SVAC Sponsor LLC’s business address is 777 Third Avenue, 18th Floor, New York, New York 10017.
(5)Pursuant to the Stockholders Agreement, SVAC Sponsor LLC and SIS Holdings LP may be deemed to be a group. If SVAC Sponsor LLC and SIS Holdings LP were a group, such group would be deemed to beneficially own 121,112,341, or 67.8%, of the outstanding Class A common stock.
(6)Medina Capital Fund II - SIS Holdco, L.P. maintains the right (subject to certain conditions) to elect one of BCEC-SIS Holdings L.P.’s designees to the Board of Cyxtera and a negative consent right over the disposition of the Class A common stock held by SIS Holdings LP. Medina Capital Fund II-SIS Holdco GP, LLC is the general partner of Medina Capital Fund II - SIS Holdco, L.P., which is ultimately controlled by Manuel D. Medina. As a result, Mr. Medina and each of the foregoing entities may be deemed to share voting and investment power over the shares of Class A common stock held by SIS Holdings LP.
(7)Jeffrey C. Smith may be deemed to beneficially own 20,767,571 shares of Class A common stock because he is a member of Starboard Value GP, LLC, which is the general partner of Starboard Value LP, and, therefore, may be deemed to direct the voting and dispositive decisions of Starboard Value LP with respect to such Class A common stock. Mr. Smith disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The business address of Mr. Smith and Starboard Value LP is 777 Third Avenue, 18th Floor, New York, New York 10017.
(8)Consists of 93,570 held by the Waters Family Trust, which are indirectly beneficially owned by Gregory Waters.

PROXY STATEMENT	23

Ownership of Common Stock
Prohibition on Hedging
Hedging transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Cyxtera’s equity securities. Hedging transactions may permit an officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the officer or employee may no longer have the same objectives as our other stockholders. Therefore, officers and employees, as well as family members of such persons, other members of each such person’s household and entities controlled by such persons, are prohibited by our Insider Trading Compliance Policy from engaging in any such transactions. In addition, we strongly discourage all members of the Board, as well as family members of such persons, other members of each such person’s household and entities controlled by such persons, from engaging in hedging transactions. Any such persons wishing to enter into a hedging arrangement must first submit the proposed transaction for approval by the Chief Legal Officer. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.
Policy on Stock Pledging
Pledging Cyxtera securities as collateral for a loan by an officer or director is generally prohibited by our Insider Trading Compliance Policy. The Chief Legal Officer may grant an exception to this prohibition, upon request, in the case of a non-margin loan where the requester is able to clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities.

24	Cyxtera Technologies, Inc.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act of 1933, as amended. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2021 consist of the following three individuals:
•Nelson Fonseca, our President and Chief Executive Officer;
•Randy Rowland, our Chief Operating Officer; and
•Carlos Sagasta, our Chief Financial Officer.

Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended December 31, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Nelson Fonseca President and Chief Executive Officer	2021	500,000	400,000	(3)	9,163,169	1,021,884	557,000	(4)	10,150	(5)	11,652,203
	2020	500,000	—		—	—	725,685		9,975		1,235,660
Randy Rowland Chief Operating Officer	2021	400,000	200,000	(6)	2,816,152	314,058	356,480	(7)	—		4,086,690
	2020	400,000	—		—	—	464,438		—		864,438
Carlos Sagasta Chief Financial Officer	2021	400,000	200,000	(6)	2,816,152	314,058	356,480	(7)	10,150	(5)	4,096,840
	2020	350,095	—		—	—	464,438		9,975		824,508
(1)Represents the aggregate grant date fair value of RSUs granted to each NEO, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 25, 2022.
(2)Represents the aggregate grant date fair value of stock options granted to each NEO, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 25, 2022.
(3)Represents a transaction bonus of $400,000 paid in August 2021 following the consummation of the Business Combination.
(4)Represents a $557,000 annual performance-based cash bonus for achievement of corporate performance goals at 111.4% of target levels.
(5)Represents employer matching contributions to a 401(k) retirement savings plan maintained through one of our subsidiaries on behalf of the NEO.
(6)Represents a transaction bonus of $200,000 paid in August 2021 following the consummation of the Business Combination.
(7)Represents a $356,480 annual performance-based cash bonus for achievement of corporate performance goals at 111.4% of target levels.

PROXY STATEMENT	25

Executive Compensation
Narrative to Summary Compensation Table
Annual Base Salaries
The NEOs receive an annual base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2021 annual base salaries for our NEOs were as set forth in the Summary Compensation Table.
2021 Annual Performance Bonus
We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2021 (the “2021 Annual Bonus Plan”). Each NEO’s target bonus was expressed as a percentage of base salary, and bonus payments were determined based on achievement of certain corporate performance goals, consisting of (i) revenue (with a weighting of 40%) and (ii) adjusted EBITDA (calculated on the basis of Transaction Adjusted EBITDA and with a weighting of 60%), subject to potential adjustment for individual performance, with no award earned for performance below 50% of target performance criteria for any performance component. The 2021 annual bonus for Mr. Fonseca was targeted at 100% of his annual base salary and the 2021 annual bonuses for Messrs. Rowland and Sagasta were targeted at 80% of their annual base salaries. Under the 2021 Annual Bonus Plan, achievement for either goal of minimum performance would result in a bonus payout of 50% of target, achievement of the target performance would result in a bonus payout of 100% of target and achievement of the maximum performance would result in a bonus payout equal to 200% of target. In March 2022, our Compensation Committee determined that corporate performance goals were achieved at 111.4% of target levels. No adjustment was made for individual performance with respect to any of the NEOs. Therefore, 2021 annual bonuses were paid to NEOs at 111.4% of their individual targets.
Long-Term Equity-Based Compensation Awards
In 2021, Cyxtera adopted the 2021 Omnibus Incentive Plan (the “2021 Plan”), which is an equity incentive plan under which Cyxtera may grant equity incentive awards, including non-qualified stock options and RSUs, to employees, officers, directors and consultants. On August 5, 2021, Cyxtera granted stock options under the 2021 Plan to each of the NEOs. The stock options granted will vest and become exercisable as to 25% of the number of shares granted beginning on the one-year anniversary of the grant date, and the remainder of the options will vest in twelve equal installments over the three-year period following the anniversary of the grant date, in each case subject to continued employment on the applicable vesting date. The options generally expire ten years from the grant date. Effective on October 1, 2021, Cyxtera also granted RSUs under the 2021 Plan to each of the NEOs. The RSUs issued to the NEOs vest in three equal annual installments. All outstanding awards granted under the 2021 Plan are subject to "double trigger" change in control vesting, such that the effect of a change in control depends upon whether the award is assumed by the acquiring company. If awards are not assumed by the acquiring company, service-based awards generally vest in full upon the change in control and performance-based awards vest at a level of performance as specified by the Compensation Committee in the award agreement. If the awards are assumed by the acquiring company, similar accelerated vesting of awards is contingent on the grantee's involuntary termination without cause or for good reason within one year following the change in control.
We awarded stock options and RSUs to our NEOs during 2021 in the following amounts:

Name	Stock Options (#)	RSUs (#)
Nelson Fonseca	422,266	985,287
Randy Rowland	129,776	302,812
Carlos Sagasta	129,776	302,812
Other Elements of Compensation
Retirement Plan
One of our subsidiaries maintains a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, although Mr. Rowland did not participate in the 401(k) plan in 2021. Under this plan, in 2021, we or our subsidiaries provided employer matching contributions equal to 100% of the first 1% of eligible compensation contributed by employees and 50% of the next 5% of eligible compensation contributed by employees. We believe that providing a vehicle for tax-deferred retirement savings though Cyxtera’s 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including NEOs, in accordance with our compensation policies.
The employer matching contributions to the 401(k) retirement savings plan on behalf of our participating NEOs are set forth above in the Summary Compensation Table in the column titled “All Other Compensation”.

26	Cyxtera Technologies, Inc.

Executive Compensation
Neither we nor our subsidiaries maintain, sponsor, contribute to or otherwise have any liability with respect to any single or multiemployer defined benefit pension plan or non-qualified deferred compensation plan.
Employee Benefits
During their employment, our NEOs are eligible to participate in our employee benefit plans and programs (generally maintained through one of our subsidiaries), including medical and dental benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2021.

	Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Nelson Fonseca	08/05/2021	(2)	422,266	9.55	08/05/2031	—	—
	10/01/2021	(3)	—	—	—	985,287	12,424,469
Randy Rowland	08/05/2021	(2)	129,776	9.55	08/05/2031	—	—
	10/01/2021	(3)	—	—	—	302,812	3,818,459
Carlos Sagasta	08/05/2021	(2)	129,776	9.55	08/05/2031	—	—
	10/01/2021	(3)	—	—	—	302,812	3,818,459
(1)The market value of unvested stock awards is based on the closing market price of our Class A common stock on December 31, 2021, of $12.61.
(2)The stock options granted will vest and become exercisable as to 25% of the number of shares granted beginning on the one-year anniversary of the grant date, and the remainder of the options will vest in twelve equal quarterly installments over the three-year period following the first anniversary of the grant date, subject to continued employment on the applicable vesting date.
(3)The awards of RSUs will vest in three equal annual installments commencing on the first anniversary of the grant date, subject generally to continued employment on the applicable vesting date.
Employment Agreements
As described below, a subsidiary of Cyxtera has entered into employment agreements with each of Messrs. Fonseca, Rowland and Sagasta.
Fonseca Employment Agreement
A subsidiary of Cyxtera entered into an employment agreement with Mr. Fonseca on May 8, 2017, which sets forth the terms and conditions of his employment and was subsequently amended on November 18, 2019 and on March 24, 2022 (as amended, the “Fonseca Agreement”). Pursuant to the Fonseca Agreement, Mr. Fonseca serves as our President and Chief Executive Officer and is entitled to an annual base salary of $500,000 and a target annual bonus opportunity of 100% of his annual base salary. The Fonseca Agreement provides for a term of employment that is scheduled to end on January 1, 2023, but is subject to automatic renewal for successive one-year periods thereafter, unless either party gives written notice of non-renewal at least 60 days in advance.
In the event Mr. Fonseca resigns for “Good Reason” or we terminate his employment without “Cause” (other than due to death or disability) (each as defined in the Fonseca Agreement), including upon a termination without “Cause” on or following the expiration of the term of employment due to our non-renewal of the term, he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in our favor and continued compliance with the restrictive covenants contained in the Fonseca Agreement: (i) an amount equal to the sum of his then-current (a) annual base salary and (b) target bonus, paid in equal installments, in accordance with our normal payroll practices, over a period of 12 months from the

PROXY STATEMENT	27

Executive Compensation
termination date, (ii) a prorated portion of his annual bonus, based on actual performance, for the fiscal year in which the termination or resignation occurs, paid when bonuses for such fiscal year are paid in the ordinary course to our actively employed senior executives, (iii) reimbursement for his healthcare insurance premiums for a period of up to 12 months, (iv) accelerated vesting of any equity awards granted on or after July 29, 2021 with respect to (a) the portion of the award that would have vested through the 12 month anniversary of the termination date and (b) an additional portion of the award, if any, calculated by multiplying (I) the portion of the award that was scheduled to become vested on the regularly scheduled vesting date immediately following the 12 month anniversary of the termination date (the “Next Vesting Date”) by (II) a fraction, (A) the numerator of which is the number of full calendar months that would elapse from the regularly scheduled vesting date immediately preceding the 12 months anniversary of the termination date (the “Prior Vesting Date”) until the 12 month anniversary of the termination date and (B) the denominator of which is the number of full calendar months that would elapse from the Prior Vesting Date until the Next Vesting Date, with any such awards that are subject to performance-based vesting conditions to become payable assuming the applicable target level of performance, and (v) extension of the time period to exercise all vested stock options under any equity incentive plan until the earlier of (a) the final expiration date of the given option and (b) the first anniversary date of the termination of employment (subject to earlier termination in connection with a corporate transaction).
In the event of Mr. Fonseca’s termination due to his death or disability, in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive a prorated portion of his annual bonus, based on actual performance, for the fiscal year in which the termination occurs. Such bonus shall be paid when bonuses for such fiscal year are paid in the ordinary course to our actively employed senior executives.
The Fonseca Agreement contains a perpetual non-disclosure covenant, a perpetual and mutual non-disparagement covenant and non-competition, customer non-solicitation, and employee non-solicitation covenants which apply during the term of Mr. Fonseca’s employment and for 12 months thereafter.
Rowland Employment Agreement
A subsidiary of Cyxtera entered into an employment agreement with Mr. Rowland on May 8, 2017, which sets forth the terms and conditions of his employment and was subsequently amended on November 18, 2019 and on March 24, 2022 (as amended, the “Rowland Agreement”). Pursuant to the Rowland Agreement, Mr. Rowland serves as our Chief Operating Officer and is entitled to an annual base salary of $400,000 and a target annual bonus opportunity of 80% of his annual base salary. The Rowland Agreement has a term that is scheduled to end on January 1, 2023, but is subject to automatic renewal for successive one-year periods thereafter, unless either party gives written notice of non-renewal at least 60 days in advance.
In the event Mr. Rowland resigns for “Good Reason” or we terminate his employment without “Cause” (other than due to death or disability) (each as defined in the Rowland Agreement), including upon a termination without “Cause” on or following the expiration of the term of employment due to our non-renewal of the term, he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in our favor and continued compliance with the restrictive covenants contained in the Rowland Agreement: (i) an amount equal to the sum of his then-current (a) annual base salary and (b) target bonus, paid in equal installments, in accordance with our normal payroll practices, over a period of 12 months from the termination date, (ii) a prorated portion of his annual bonus, based on actual performance, for the fiscal year in which the termination or resignation occurs, paid when bonuses for such fiscal year are paid in the ordinary course to our actively employed senior executives, (iii) reimbursement for his healthcare insurance premiums for a period of up to 12 months, (iv) accelerated vesting of any equity awards granted on or after July 29, 2021 with respect to (a) the portion of the award that would have vested through the 12 month anniversary of the termination date and (b) an additional portion of the award, if any, calculated by multiplying (I) the portion of the award that was scheduled to become vested on the regularly scheduled vesting date immediately following the 12 month anniversary of the termination date (the “Next Vesting Date”) by (II) a fraction, (A) the numerator of which is the number of full calendar months that would elapse from the regularly scheduled vesting date immediately preceding the 12 months anniversary of the termination date (the “Prior Vesting Date”) until the 12 month anniversary of the termination date and (B) the denominator of which is the number of full calendar months that would elapse from the Prior Vesting Date until the Next Vesting Date, with any such awards that are subject to performance-based vesting conditions to become payable assuming the applicable target level of performance, and (v) extension of the time period to exercise all vested stock options under any equity incentive plan until the earlier of (a) the final expiration date of the given option and (b) the first anniversary date of the termination of employment (subject to earlier termination in connection with a corporate transaction).
In the event of Mr. Rowland’s termination due to his death or disability, in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive a prorated portion of his annual bonus, based on actual performance, for the fiscal year in which the termination occurs. Such bonus shall be paid when bonuses for such fiscal year are paid in the ordinary course to our actively employed senior executives.

28	Cyxtera Technologies, Inc.

Executive Compensation
The Rowland Agreement contains a perpetual non-disclosure covenant, a perpetual and mutual non-disparagement covenant and non-competition, customer non-solicitation, and employee non-solicitation covenants which apply during the term of Mr. Rowland’s employment and for 12 months thereafter.
Sagasta Employment Agreement
A subsidiary of Cyxtera entered into an employment agreement with Mr. Sagasta on February 18, 2020, which sets forth the terms and conditions of his employment and was subsequently amended on March 24, 2022 (the “Sagasta Agreement”). Pursuant to the Sagasta Agreement, Mr. Sagasta serves as our Chief Financial Officer and is entitled to an annual base salary of $400,000 and a target annual bonus opportunity of 80% of his annual base salary. The Sagasta Agreement has an initial term that is scheduled to end on February 18, 2023, but is subject to automatic renewal for successive one-year periods thereafter, unless either party gives written notice of non-renewal at least 60 days in advance.
In the event Mr. Sagasta resigns for “Good Reason” or we terminate his employment without “Cause” (other than due to death or disability) (each as defined in the Sagasta Agreement), including upon a termination without “Cause” on or following the expiration of the term of employment due to our non-renewal of the term, he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in our favor and continued compliance with the restrictive covenants contained in the Sagasta Agreement: (i) an amount equal to the sum of his then-current (a) annual base salary and (b) target bonus, paid in equal installments, in accordance with our normal payroll practices, over a period of 12 months from the termination date, (ii) a prorated portion of his annual bonus, based on actual performance, for the fiscal year in which the termination or resignation occurs, paid when bonuses for such fiscal year are paid in the ordinary course to our actively employed senior executives, (iii) reimbursement for his healthcare insurance premiums for a period of up to 12 months, (iv) accelerated vesting of any equity awards granted on or after July 29, 2021 with respect to (a) the portion of the award that would have vested through the 12 month anniversary of the termination date and (b) an additional portion of the award, if any, calculated by multiplying (I) the portion of the award that was scheduled to become vested on the regularly scheduled vesting date immediately following the 12 month anniversary of the termination date (the “Next Vesting Date”) by (II) a fraction, (A) the numerator of which is the number of full calendar months that would elapse from the regularly scheduled vesting date immediately preceding the 12 months anniversary of the termination date (the “Prior Vesting Date”) until the 12 month anniversary of the termination date and (B) the denominator of which is the number of full calendar months that would elapse from the Prior Vesting Date until the Next Vesting Date, with any such awards that are subject to performance-based vesting conditions to become payable assuming the applicable target level of performance, and (v) extension of the time period to exercise all vested stock options under any equity incentive plan until the earlier of (a) the final expiration date of the given option and (b) the first anniversary date of the termination of employment (subject to earlier termination in connection with a corporate transaction).
In the event of Mr. Sagasta’s termination due to his death or disability, in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive a prorated portion of his annual bonus, based on actual performance, for the fiscal year in which the termination occurs. Such bonus shall be paid when bonuses for such fiscal year are paid in the ordinary course to our actively employed senior executives.
The Sagasta Agreement contains a perpetual non-disclosure covenant, a perpetual and mutual non-disparagement covenant and non-competition, customer non-solicitation, and employee non-solicitation covenants which apply during the term of Mr. Sagasta’s employment and for 12 months thereafter.
Additional Information
Subject to the terms and conditions of the 2021 Plan and the applicable award grant notices and agreements thereunder, on March 23, 2022, the Compensation Committee approved the following grants of equity awards to Messrs. Fonseca, Rowland and Sagasta:

Name	Number of PSUs	Number of RSUs
Nelson Fonseca	195,181	195,181
Randy Rowland	89,978	89,978
Carlos Sagasta	89,978	89,978
PSUs
The performance stock units (“PSUs”) will vest based on both the passage of time and achievement of certain performance conditions that are measured over a three-year rolling period beginning on January 1, 2022, subject to continued employment on the applicable vesting date. The actual number of PSUs earned with respect to an award is based upon the target number of PSUs, multiplied by a “payout percentage” ranging from 0% to 200% and determined by the level of performance against pre-established performance components. The PSUs have two performance

PROXY STATEMENT	29

Executive Compensation
components: total shareholder return (“TSR”) and adjusted earnings before interest, taxes, depreciation and amortization (“Adj. EBITDA”), each of which is weighted one-half of the PSU award, as shown in more detail below.

					Payout Percentage
Metric	Weight	Performance Period	Vesting Period	Index	Below Threshold	Threshold	Target	Maximum
TSR	50%	3-year rolling	33.33 % per year	Russell 1000	0%	50% (25th percentile)	100% (50th percentile)	200% (75th percentile)
Adj. EBITDA	50%	3-year rolling	33.33 % per year	N/A	0%	50%	100%	200%
The award of PSUs will vest in three equal installments on the 1st, 2nd and 3rd anniversary of the grant date. The PSUs will be earned based on the Company’s achievement of the applicable performance goals as follows:
•Year One of the performance period: Award will vest based on performance during the first year of the performance period;
•Year Two: Award will vest based on cumulative performance during the first two years of the performance period;
•Year Three: Award will vest based on cumulative performance during the three years of the performance period.
The payout percentage will be linearly interpolated if achievement falls between the threshold and maximum level of performance.
RSUs
The RSUs will vest in three equal annual installments, subject to continued employment on the applicable vesting date.
On March 23, 2022 and through April 8, 2022, the Compensation Committee completed a review of the compensation of the Company’s executive team against (a) the compensation of employees in similar positions in the Company’s compensation peer group previously established by the Compensation Committee and (b) to the extent such information was insufficient to establish the market compensation for any such executive, comparable company survey data. Following such review, the Compensation Committee determined to approve certain compensation changes for the Company’s executives for 2022, with such additional compensation to be paid in the form of equity awards under the 2021 Plan.
Accordingly, subject to the terms and conditions of the 2021 Plan and the applicable award grant notices and agreements thereunder, on April 8, 2022, the Compensation Committee approved the following additional grants of PSUs and RSUs, each with a deemed grant date for vesting commencement purposes of March 23, 2022, to Messrs. Fonseca, Rowland and Sagasta:

Name	Number of PSUs	Number of RSUs (with one year vesting)	Number of RSUs (with three year vesting)
Nelson Fonseca	25,000	25,000	25,000
Randy Rowland	10,750	12,000	10,750
Carlos Sagasta	1,667	8,000	1,666
The vesting terms and performance conditions of these PSUs are identical to the other PSUs granted to Messrs. Fonseca, Rowland and Sagasta on March 23, 2022. The RSUs (with one year vesting) will vest in a single installment on the first anniversary of the vesting commencement date, subject to continued service through the vesting date. The RSUs (with three year vesting) will vest in three equal annual installments, subject to continued employment on the applicable vesting date.

30	Cyxtera Technologies, Inc.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our 2021 Plan in effect as of December 31, 2021, which was approved by our stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved By Stockholders	4,185,044	$9.55	9,093,255
Total	4,185,044	$9.55	9,093,255
(1)Represents the weighted-average exercise price of outstanding options under the 2021 Plan as of December 31, 2021. RSUs do not have an exercise price and were not included in calculating the weighted average exercise prices.
(2)Consists of shares of Class A common stock available for issuance under the 2021 Plan.

PROXY STATEMENT	31

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Director Compensation”, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•    we have been or are to be a participant;
•    the amount involved exceeds or will exceed $120,000; and
•    any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Services Agreement
Cyxtera and its subsidiaries were parties to the Services Agreement, dated May 1, 2017, with certain equity owners of SIS (the "Service Providers") pursuant to which the Service Providers agreed to provide management, consulting and advisory services to Cyxtera and its subsidiaries. The Service Providers include BC Partners, Inc. and Medina Capital Advisors, LLC (“MCA”). Pursuant to the Services Agreement, Cyxtera agreed to pay the Service Providers (a) a structuring fee in connection with services provided in support of the initial formation of Cyxtera and the completion of its founding acquisitions and (b) an annual service fee of $1.0 million to be paid in equal quarterly installments.
On February 19, 2021, Cyxtera paid approximately $19.3 million to BC Partners in respect of the structuring fee under the Services Agreement. BC Partners is an affiliate of BCEC-SIS Holdings L.P., a Delaware limited partnership (the "BC Stockholder"), which beneficially owns approximately 61.5% of our Class A common stock (through its interest in SIS, as described elsewhere in this Proxy Statement). Also on February 19, 2021, Cyxtera paid approximately $525,000 and $175,000 to BC Partners Advisors LP and MCA, respectively, in respect of accrued service fees under the Services Agreement for the year ended December 31, 2020. BC Partners Advisors LP is an affiliate of the BC Stockholder. MCA is indirectly owned and controlled by Manuel D. Medina, Chair of Cyxtera’s Board, and is an affiliate of Medina Capital, which beneficially owns approximately 61.5% of our Class A common stock (through its interest and rights with respect to shares held by SIS, as described elsewhere in this Proxy Statement).
In connection with the Business Combination, the Service Providers agreed to waive all service fees for the period from January 1, 2021 through the closing of the Business Combination. In addition, Cyxtera and the Service Providers terminated the Services Agreement effective upon the closing of the Business Combination.
Appgate Transition Services Agreement and Other Services
On December 31, 2019, in connection with the spin-out of its former cybersecurity business, Cyxtera Management, Inc. (the "Management Company") entered into the Transition Services Agreement with Appgate. Pursuant to the Transition Services Agreement, the Management Company agreed to provide certain services to Appgate, Inc. ("Appgate"), a secure access solutions software company that was spun out of Legacy Cyxtera in December 2019, and Appgate agreed to provide certain services to Legacy Cyxtera. Additionally, Appgate reimbursed Cyxtera for its pro rata share of certain shared insurance policies that remained in effect through April 30, 2021. During the year ended December 31, 2020, Cyxtera’s contracting subsidiary charged a total of $3.9 million to Cyxtera, net of $0.3 million in service fees for services provided by Appgate. The Transition Services Agreement expired by its terms on December 31, 2020. Appgate is 88.9% owned by SIS, and Messrs. Ahmed, Medina and Svider serve as director, Executive Chairman and director, and director, respectively of Appgate.
In June 2020, certain subsidiaries of Legacy Cyxtera entered into purchase orders with Appgate pursuant to which they acquired one-year licenses for one of Appgate’s cybersecurity software products. The subsidiaries renewed this license in July 2021 for another one-year term and added additional licenses in December 2021. For 2020 and 2021, Appgate charged $143,990 and $150,069, respectively, for the licenses and related training. In 2020 and 2021, Cyxtera provided Appgate certain data center colocation and CXD services. For 2020 and 2021, Cyxtera charged Appgate $167,960 and $346,230, respectively, for those services.
A subsidiary of Cyxtera received systems maintenance services from Appgate for a monthly fee of $15,908 through July 2021.
Appgate Loans
On March 31, 2019, Appgate issued promissory notes to Cyxtera and a subsidiary of Cyxtera, evidencing funds borrowed by Appgate from Cyxtera and such subsidiary and potential future borrowings. The promissory notes had a combined initial aggregate principal amount of $95.2 million and provided for additional borrowings of up to $52.5 million. The

32	Cyxtera Technologies, Inc.

Certain Relationships and Related-Party and Other Transactions
promissory notes accrued interest at a rate per annum equal to 3%, with interest being payable upon maturity. The initial term of the notes expired on March 30, 2020, but was extended through March 30, 2021. As of February 8, 2021, the aggregate outstanding principal and accrued interest of the promissory notes was approximately $154.3 million. On such date, Appgate paid Cyxtera approximately $118.2 million in respect of the promissory notes, and Cyxtera forgave the remaining balance of such notes.
Stock Redemption
On February 19, 2021, Legacy Cyxtera redeemed, cancelled and retired 0.08 of the 0.96 of a share of common stock of Legacy Cyxtera outstanding held by SIS in exchange for the payment of approximately $97.9 million by Legacy Cyxtera to SIS.
Presidio
Subsidiaries of Cyxtera have entered into agreements with Presidio Holdings, Inc. (“Presidio”) pursuant to which (a) Presidio provides IT products and services to Cyxtera; (b) Cyxtera’s subsidiaries provide colocation services to Presidio and (c) Presidio may refer colocation sales opportunities to Cyxtera and its subsidiaries in exchange for a referral fee. In the year ended December 31, 2021, Cyxtera paid approximately $0.3 million to Presidio for IT products and services, including referral fees, and received payments from Presidio of approximately $0.3 million for colocation services. Presidio’s majority owner is an affiliate of the BC Stockholder. In addition, two of Cyxtera’s directors, Fahim Ahmed and Raymond Svider, also serve as directors of Presidio.
Transaction Bonus
SIS funded a transaction bonus paid to current and former employees and directors of Legacy Cyxtera following the consummation of the Business Combination by a capital contribution of $5.2 million.
Optional Share Purchase
On January 31, 2022, Cyxtera issued a total of 3,750,000 Optional Shares at a price of $10.00 per share, to SIS, a beneficial holder of more than 5% of our capital stock, for an aggregate purchase price of $37,500,000 pursuant to the Optional Share Purchase Agreement, which was entered into prior to the Business Combination. Also, on January 31, 2022, Cyxtera issued a total of 3,750,000 Optional Shares at a price of $10.00 per share to certain clients of Starboard Value LP, a beneficial holder of more than 5% of our capital stock, for an aggregate purchase price of $37,500,000 pursuant to the Optional Share Purchase Agreement.
SVAC Related Party Transactions
Founder Shares
On November 27, 2019, the Sponsor purchased 8,625,000 shares of our Class B common stock, par value $0.0001 per share, for an aggregate price of $25,000. In June 2020, the Sponsor transferred (i) 431,250 founder shares to Martin D. McNulty, Jr., the SVAC Chief Executive Officer and a member of the board of directors and (ii) 25,000 founder shares to each of Pauline J. Brown, Michelle Felman and Lowell Robinson. In July 2020, the Sponsor transferred 25,000 founder shares to Robert L. Greene. On September 9, 2020, SVAC effected a 1.2:1 share capitalization, resulting in an aggregate of 10,350,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization.
The Sponsor and the Chief Executive Officer of SVAC agreed to forfeit up to 1,350,000 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the founder shares would represent 20.0% of our issued and outstanding shares after SVAC's initial public offering (the "IPO"). On September 23, 2020, upon the underwriters’ partial exercise of the over-allotment, an aggregate of 244,137 founder shares were forfeited by the Sponsor and the Chief Executive Officer of SVAC.
The Sponsor and the SVAC officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of the founder shares until (A) one year after the date of the consummation of the initial business combination or (B) subsequent to the initial business combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing at least 150 days after the initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the IPO, SVAC consummated the private placement of 6,133,333 private placement warrants to the Sponsor, at a price of $1.50 per private placement warrant, generating gross proceeds to our Company of $9.2 million. In connection with the underwriters’ partial exercise of their over-allotment option, the Sponsor purchased an

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Certain Relationships and Related-Party and Other Transactions
additional 589,794 private placement warrants, at a price of $1.50 per private placement warrant, generating gross proceeds of approximately $0.9 million.
Each whole private placement warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the private placement warrants to the Sponsor was added to the proceeds from the IPO held in the trust account.
On December 20, 2021, we issued a press release stating that, pursuant to the terms of the public warrants and the private placement warrants, we would redeem all of the outstanding warrants at a redemption price of $0.10 per warrant. In connection with the redemption, our warrants stopped trading on Nasdaq and were delisted, with the trading halt announced after close of market on January 19, 2022.
Related Party Loans
On November 27, 2019, the Sponsor agreed to loan SVAC an aggregate of up to $0.3 million to cover expenses related to the IPO pursuant to a promissory note. The promissory note was non-interest bearing and payable on the earlier of October 31, 2020 or the completion of the IPO. SVAC borrowed approximately $0.1 million under the promissory note and fully repaid the promissory note on September 14, 2020.
In addition, in order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or the SVAC officers and directors may have, but were not obligated to, make working capital loans. The working capital loans would either have been repaid upon consummation of an initial business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such working capital loans could have been convertible into warrants of the post-business combination entity at a price of $1.50 per warrant. The warrants would have been identical to the private placement warrants. There were no borrowings under the working capital loans. The Business Combination having been completed, the working capital loans are no longer in effect.
Administrative Services Agreement
SVAC entered into an agreement that provided that, commencing on the date that SVAC securities are first listed on Nasdaq and continuing until the earlier of the consummation of an initial business combination or SVAC’s liquidation, SVAC would pay the Sponsor a total of $10,000 per month for office space, administrative and support services (the “Administrative Services Agreement”). The Business Combination having been completed, the Administrative Service Agreement is no longer in effect.
Indemnification of our Directors and Officers
Our Certificate of Incorporation and our Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

34	Cyxtera Technologies, Inc.

AUDIT COMMITTEE REPORT
With respect to Cyxtera's financial reporting process, the management of Cyxtera is responsible for establishing and maintaining internal controls and preparing Cyxtera's consolidated financial statements in compliance with US generally accepted accounting principles, applicable laws and regulations. Cyxtera's independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for expressing an opinion on Cyxtera's consolidated financial statements.
It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Cyxtera's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US generally accepted accounting principles and on Deloitte's audit report on Cyxtera's consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021, with Cyxtera's management and with Deloitte, including the results of the independent registered public accounting firm's audit of Cyxtera's financial statements. We have also discussed with Deloitte the matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.
We have also received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB, including those required by Auditing Standard No. 1301, Communications with Audit Committees, regarding Deloitte's communications with the Audit Committee concerning independence, and have discussed with Deloitte its independence from Cyxtera, as well as any relationships that may impact Deloitte's objectivity and independence.
Based on our review of the matters noted above and our discussions with Cyxtera's management and independent registered public accounting firm, we recommended to the Board that the audited consolidated financial statements be included in Cyxtera's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

John W. Diercksen (Chair) Michelle Felman Melissa Hathaway

PROXY STATEMENT	35

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Cyxtera and our stockholders. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The ratification of the selection of Deloitte as our independent registered public accounting firm requires the affirmative vote of the majority of votes cast by stockholders present in person or represented by proxy and entitled to vote at the meeting. Abstentions will have no effect on this proposal. We do not expect any broker non-votes on this proposal.
The following table presents a summary of the fees for professional audit services and other services provided to Cyxtera by Deloitte for the fiscal years ended December 31, 2021, and 2020.

	2021	2020
Audit Fees (1)	$1,216,816	$1,107,283
Audit-Related Fees(2)	$2,018,782	$65,000
Tax Fees(3)	$254,683	$80,000
All Other Fees(4)	$–	$–
Total Fees	$3,490,281	$1,252,283
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for professional services rendered in connection with financial statements incorporated into SEC filings to facilitate the Business Combination.
(3)Tax fees consist of fees billed for professional services relating to tax compliance, tax advice and tax planning.
(4)All other fees consist of fees billed for services not associated with audit or tax.
Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter, the Audit Committee Audit and Non-Audit Services Pre-Approval Policy and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the Chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services up to a specific dollar threshold, and the Chair then reports such pre-approvals to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2021, all non-audit services provided by Deloitte were approved in accordance with this pre-approval policy.

The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

36	Cyxtera Technologies, Inc.

PROPOSAL NO. 3
APPROVAL OF CYXTERA TECHNOLOGIES, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN
Overview
In this Proposal 3, we are requesting stockholders approve the adoption of the Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”). The Compensation Committee has adopted the ESPP, subject to stockholder approval, to be effective as of the date on which our stockholders approve the ESPP. The ESPP is described in more detail below. If this Proposal 3 is not approved by our stockholders, the ESPP will not become effective.
The ESPP
The ESPP is comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares under the ESPP. Specifically, the ESPP authorizes (1) the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”). Where permitted and if implemented, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.
Background and Proposed Share Reserve
The Compensation Committee has unanimously adopted, subject to stockholder approval, the ESPP for our employees and the employees of our participating subsidiaries. The ESPP authorizes the issuance of 1,785,664 shares of the Company’s Class A common stock.
The primary purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that, where applicable, is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its participating subsidiaries. The ESPP gives employees an opportunity to purchase shares of Class A common stock through payroll deductions over the course of each offering period under the ESPP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in the success of the Company.
We believe that the ESPP is a powerful incentive and retention tool that will benefit all of our stockholders. Specifically, we believe the ESPP will enable the Company to: (1) provide eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the Company, and (3) provide an incentive for continued employment. The ESPP will also align the interests of employees with those of stockholders through increased stock ownership.
The Compensation Committee approved the ESPP in 2022, subject to further approval by our stockholders. In making its determination, the Compensation Committee considered various factors in determining the appropriate share reserve under the ESPP, including the costs of the share reserve and the expected employee utilization of the ESPP. Specifically, the Compensation Committee considered that:
•The 1,785,664 shares to be initially reserved for issuance under the ESPP represents1% of outstanding shares as of the date the Compensation Committee approved the ESPP.
•We expect the proposed aggregate share reserve under the ESPP to provide us with enough shares for approximately three years or more, depending on the price of our shares and expected hiring activity and eligible employee participation. We cannot predict these factors with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer time.
In light of the factors described above, and the fact that the Compensation Committee believes that offering an employee stock purchase plan is important to the Company’s ability to continue to attract and retain employees in the labor markets in which we compete for talent, the Compensation Committee has determined that the size of the share reserve under the ESPP is reasonable and appropriate at this time.

PROXY STATEMENT	37

Proposal No. 3 - Approval of Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan
Summary of the ESPP
This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached as Annex A to this Proxy Statement. We urge our stockholders to carefully read the entire ESPP before voting on this proposal.
Eligibility and Administration
We expect that all of Cyxtera’s employees will be eligible to participate in the ESPP. However, with respect to the Section 423 Component, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Cyxtera’s securities. Immediately following the adoption of the ESPP by our stockholders, if approved, Cyxtera is expected to have approximately 745 employees who may be eligible to participate in the ESPP.
The ESPP will be administered by the Board, which may delegate its duties and responsibilities to one or more committees of its directors (collectively, the “ESPP administrator’’). Among other things, the ESPP administrator will have authority to interpret the terms of the ESPP, determine eligibility of participants and impose a mandatory holding period pursuant to which employees may not dispose of or transfer shares purchased under the ESPP for a period of time determined by the ESPP administrator in its discretion. Following the adoption of the ESPP by our stockholders, if approved, we expect the Compensation Committee to administer the ESPP.
Shares Available for Awards
A total of 1,785,664 shares of Cyxtera's Class A common stock will initially be reserved for issuance under the ESPP, all of which can be granted under the Section 423 Component.
Awards
Stock will be offered under the ESPP during offering periods. Additionally, the Administrator may designate one or more purchase periods within an offering period. The length of the offering periods and purchase periods under the ESPP will be determined by the ESPP administrator and the offering period may be up to twenty-seven months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day in the purchase period. Offering periods and purchase periods under the ESPP will commence when determined by the ESPP administrator. The ESPP administrator may, in its discretion, modify the terms of future offering periods or purchase periods. In non-U.S. jurisdictions where participation in the ESPP through payroll deductions is prohibited, the ESPP administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the ESPP in a form acceptable to the ESPP administrator in lieu of or in addition to payroll deductions.
The ESPP permits participants to purchase Class A common stock through payroll deductions of up to a specified percentage of their eligible compensation. The ESPP administrator will establish a maximum number of shares that may be purchased by a participant during any offering period. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of Cyxtera’s Class A common stock as of the last trading day prior to the first day of the offering period).
On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of Cyxtera’s Class A common stock. The option will expire at the end of the applicable offering period (or, if earlier, the last trading day of the purchase period, or such other date as determined by the ESPP administrator) and will be exercised at that time to the extent of the payroll deductions accumulated during the purchase period. The purchase price of the shares, in the absence of a contrary designation, will be 85% of the lower of the fair market value of Cyxtera’s Class A common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of Class A common stock. Participation ends automatically upon a participant’s termination of employment.
A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and rights granted under the ESPP are generally exercisable only by the participant.
Certain Transactions
In the event of certain non-reciprocal transactions or events affecting Cyxtera’s Class A common stock, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In the event of certain unusual or non-recurring events or transactions, including a change in control, the ESPP administrator may provide for (1) either the

38	Cyxtera Technologies, Inc.

Proposal No. 3 - Approval of Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan
replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.
ESPP Amendment and Termination
The ESPP administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP, or if such approval is required under applicable law.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to participation in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a participant will depend on whether the participant participates in the Section 423 Component or the Non-Section 423 Component.
Tax Consequences to U.S. Participants in the Section 423 Component
The Section 423 Component, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. This means that participant will not recognize taxable income on the date the participant is granted an option under the ESPP. In addition, the participant will not recognize taxable income upon the purchase of shares.
Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), or if the participant dies while holding the shares, then the participant (or the participant’s estate) generally will recognize ordinary income measured as the lesser of:
i.the excess of the fair market value of the Class A common stock at the time of such sale or disposition (or death) over the purchase price of such shares, or
ii.an amount equal to the applicable discount from the fair market value of the shares as of the first day of the applicable offering period.
Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. Cyxtera will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and Cyxtera will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and Cyxtera will not be entitled to an income tax deduction for any such capital gain.
Tax Consequences to U.S. Participants in the Non-Section 423 Component
A participant in the Non-Section 423 Component generally will have compensation income equal to the value of the Class A common stock on the day the participant purchased the Class A common stock less the purchase price.

PROXY STATEMENT	39

Proposal No. 3 - Approval of Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan
When a participant sells the Class A common stock the participant purchased under the Non-Section 423 Component, the participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the Class A common stock on the day it was purchased. This capital gain or loss will be long-term if the participant held the Class A common stock for more than one year and otherwise will be short-term.
With respect to U.S. participants, Cyxtera is generally entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Additionally, benefits under the ESPP will depend on the participants’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.
Interests of Certain Persons in the ESPP
Stockholders should understand that our executive officers may be considered to have an interest in the approval of the ESPP because they may in the future be eligible to participate in the ESPP. Nevertheless, the Compensation Committee believes that it is important to provide incentives and promote the retention of all employees by adopting the ESPP.
Required Vote
The adoption of the Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan requires the majority of votes cast by stockholders present in person or represented by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

The Board recommends a vote "FOR" the approval of the Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan.

40	Cyxtera Technologies, Inc.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Stockholders can access our Annual Report and other financial information, on our website at ir.cyxtera.com. Alternatively, stockholders can request a paper copy of the Annual Report, including financial statements and schedules but not including exhibits, free of charge, by writing to: Cyxtera Technologies, Inc., 2333 Ponce De Leon Blvd., Suite 900, Coral Gables, FL 33134, Attention: Investor Relations.

PROXY STATEMENT	41

OTHER BUSINESS
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card or by following the instructions on your voting instruction form at your earliest convenience.
The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company without charge from the SEC’s website at: www.sec.gov.

42	Cyxtera Technologies, Inc.

ANNEX A: CYXTERA TECHNOLOGIES, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN
CYXTERA TECHNOLOGIES, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1“Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.

2.2“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3“Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4“Board” means the Board of Directors of the Company.

2.5“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.6“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company and such other securities of the Company that may be substituted therefor.

2.7“Company” means Cyxtera Technologies, Inc., a Delaware corporation, or any successor.

2.8“Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation or wages received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, income received in connection with any compensatory equity awards, fringe benefits and other special payments.

PROXY STATEMENT	A-1

Annex A: Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan

2.9“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.10“Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.11“Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.12“Eligible Employee” means:

(a)an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b)Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(c)Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate certain Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.13“Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.14“Enrollment Date” means the first Trading Day of each Offering Period.

2.15“Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

A-2	Cyxtera Technologies, Inc.

Annex A: Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan
2.16“Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.17“Offering” means an offer by the Company under the Plan to Eligible Employees of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.18“Offering Document” has the meaning given to such term in Section 4.1.

2.19“Offering Period” has the meaning given to such term in Section 4.1.

2.20“Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21“Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.22“Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.23“Plan” means this 2022 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.24“Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.

2.25“Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.26“Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.27“Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan or any Offering(s), in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.28“Securities Act” means the U.S. Securities Act of 1933, as amended.

2.29“Share” means a share of Common Stock.

2.30“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity

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would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.31“Trading Day” means a day on which national stock exchanges in the United States are open for trading.

2.32“Treas. Reg.” means U.S. Department of the Treasury regulations.

ARTICLE III.
SHARES SUBJECT TO THE PLAN

3.1Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,785,664 Shares, all of which may be granted under the Section 423 Component of the Plan.

3.2Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.

4.2Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)the length of the Purchase Period(s) within the Offering Period;

(c)the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below);

(d)in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below); and

(e)such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

5.1Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2Enrollment in Plan.

(a)Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to

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the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)Except as otherwise determined by the Administrator, each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease (but not increase) or suspend his or her payroll deduction elections one time during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions during an Offering Period, such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)Except as otherwise set forth in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3Payroll Deductions. Except as otherwise provided in the applicable Offering Document or determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in any non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable, but not more than 30 days, after the Purchase Date.

5.7Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the

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Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to the Participant’s authorized payroll deduction.

ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS

6.1Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Purchase Period, unless the Administrator provides that such amounts should be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

6.4Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior

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to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.

7.2Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in any subsequent Offering Period that commences after the termination of the Offering Period from which the Participant withdraws.

7.3Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the then-current Purchase Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code or other Applicable Law.

ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN SHARES

8.1Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in

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Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)To provide that all outstanding rights shall terminate without being exercised.

8.3No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION

9.1Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII), (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan, or (c) if such approval is otherwise required by Applicable Law.

9.2Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, to the extent permitted by Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

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9.3Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(b)shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)allocating Shares.

Such modifications or amendments shall not require stockholder approval or if the Administrator so determines, the consent of any Participant.

9.4Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X
TERM OF PLAN

The Plan shall become effective on the Effective Date. The effectiveness of the Section 423 Component of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Section 423 Component of the Plan prior to such stockholder approval. The Plan shall remain in effect until terminated under Section 9.1. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.
ADMINISTRATION

11.1Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e)To amend, suspend or terminate the Plan as provided in Article IX.

(f)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g)The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-

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plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

11.3Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.
MISCELLANEOUS

12.1Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4Designation of Beneficiary

(a)A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

A-10	Cyxtera Technologies, Inc.

Annex A: Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan

12.9No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ or service of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

12.12Data Privacy. As a condition for participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and participation details, to implement, manage and administer the Plan and any Offering Period(s) (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan and any Offering Period(s), and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By participating in any Offering Period under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 12.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 12.12, and the Company may cancel Participant’s ability to participate in the Plan or any Offering Period(s). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

12.13Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

12.14Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

12.15Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Laws.

12.16Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

PROXY STATEMENT	A-11

Annex A: Cyxtera Technologies, Inc. 2022 Employee Stock Purchase Plan
12.17Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.18Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.19Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

* * * * *

A-12	Cyxtera Technologies, Inc.

Cyxtera™

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CYXT2022**

You may attend the meeting via the Internet and vote during the meeting. Use the 16-digit control number (which is included on your proxy card) to log in and follow the instructions to vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for such electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
If you are a stockholder of record as of the close of business on April 11, 2022, you may confirm that your instructions were received and included in the final tabulation to be issued at the Virtual Annual Meeting on June 8, 2022 via the Proxy Vote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow. Vote Confirmation is available 24 hours after your vote is received beginning May 24, 2022, with the final vote tabulation remaining available for up to two months after the Company's 2022 Annual Meeting of Stockholders (the "Virtual Annual Meeting").

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75141-P66814

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CYXTERA TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR each of the directors in proposal 1 and FOR proposals 2 and 3.

1. To elect 9 directors to serve on the Company's Board of Directors for a one-year term ending at the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

	For	**Against**	**Abstain**
1a. Fahim Ahmed	☐	☐	☐
1b. John W. Diercksen	☐	☐	☐
1c. Michelle Felman	☐	☐	☐
1d. Nelson Fonseca	☐	☐	☐
1e. Melissa Hathaway	☐	☐	☐
1f. Manuel D. Medina	☐	☐	☐
1g. Jeffrey C. Smith	☐	☐	☐
1h. Raymond Svider	☐	☐	☐
1i. Gregory Waters	☐	☐	☐

	For	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2022.	☐	☐	☐
3. To approve the Company's 2022 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: The Board of Directors may transact such other business as may properly come before the Virtual Annual Meeting and any adjournment or postponement thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting virtually.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

D75142-P66814

CYXTERA TECHNOLOGIES, INC.
Virtual Annual Meeting
June 8, 2022, 9:00 A.M. Eastern Time
THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

We cordially invite you to electronically attend the Virtual Annual Meeting of Stockholders of Cyxtera Technologies, Inc., which will be held on Wednesday, June 8, 2022 at 9:00 A.M. Eastern Time. You will be able to virtually attend, vote and submit your questions during the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CYXT2022, entering the 16-digit control number included on your proxy card and following the instructions for participation and voting.

The undersigned hereby revokes all prior proxies and appoints Nelson Fonseca and Victor Semah, and each of them, as proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all shares of Class A common stock of Cyxtera Technologies, Inc. which the undersigned would be entitled to vote at the Virtual Annual Meeting to be held on June 8, 2022 at 9:00 A.M. Eastern Time and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is indicated, this proxy will be voted in accordance with the recommendations of the Board of Directors for proposals 1, 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise.

Continued and to be signed on reverse side.